 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-258378
Prospectus Supplement
(To Prospectus dated August 2, 2021)
Li Auto Inc.
Up to US$2,000,000,000
of American Depositary Shares
Representing Class A Ordinary Shares

We have entered into an equity distribution agreement with Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited, or the sales agents, relating to the American depositary shares, or ADSs, each representing two Class A ordinary shares, par value US$0.0001 per share, of Li Auto Inc. The ADSs are offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell the ADSs with an aggregate offering price of up to US$2,000,000,000 from time to time on the Nasdaq Global Select Market for the ADSs through the sales agents acting as our agents.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “LI.” On June 27, 2022, the last reported trading price of the ADSs on the Nasdaq Global Select Market was US$39.13 per ADS. The Class A ordinary shares are listed on the Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, under the stock code “2015.” On June 28, 2022, the last reported trading price of the Class A ordinary shares on the Hong Kong Stock Exchange was HK$158.30 per share, or US$40.42 per ADS based on an exchange rate of HK$7.8325 to US$1.00 as of March 31, 2022. Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, and is not convertible into Class B ordinary shares under any circumstances. Each Class B ordinary share is entitled to ten votes, subject to certain conditions, and is convertible into one Class A ordinary share at any time by the holder thereof.
Sales of the ADSs pursuant to this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, by means of ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market for the ADSs, or as otherwise agreed with the sales agents. The sales agents are not required to sell any specific number or dollar amount of the ADSs, but will use their reasonable efforts consistent with their normal trading and sales practices and applicable laws and regulations to sell ADSs designated by us in accordance with the equity distribution agreement. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.
We will designate the maximum number of ADSs to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per ADSs at which such ADSs may be sold. We may instruct the sales agents not to sell any ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the ADS offering by notifying the other parties.
The sales agents will be entitled to compensation at a commission rate of up to 1.3% of the gross sales price per ADS sold. In connection with the sales of the ADSs on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. The net proceeds that we receive will be the gross proceeds received from such sales less the sales agents’ fees and commissions and any other expenses that we may incur in the sales of ADSs. See “Plan of Distribution” for further information.
We have applied to list the Class A ordinary shares represented by the ADSs subject to this offering on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules.

Investing in the ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-23 of this prospectus supplement, in the accompanying prospectus, and in any documents incorporated by reference into this prospectus supplement.

Li Auto Inc. is not a Chinese operating company but a Cayman Islands holding company with no equity ownership in VIEs and their subsidiaries. We conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs, with which we have maintained contractual arrangements, and their subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunication services and certain other businesses. Accordingly, we operate these businesses in China through the VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, the VIEs, and their nominee shareholders, which provide our subsidiary with a controlling financial interest in the VIEs as that term is defined in FASB ASC 810 making it the primary beneficiary of the VIEs and enable us to consolidate their operating results in our financial statements under U.S. GAAP. Revenues contributed by the VIEs accounted for 100.0%, 84.6%, and 23.3% of our total revenues in 2019, 2020, and 2021, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Li Auto” refers to Li Auto Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIEs in China, including but not limited to Beijing CHJ Information Technology Co., Ltd., or Beijing CHJ, and Beijing Xindian Transport Information Technology Co., Ltd., or Xindian Information. Investors in the ADSs are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
Our corporate structure is subject to risks relating to our contractual arrangements with the VIEs. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, PRC subsidiaries, and the VIEs and their subsidiaries, and investors of Li Auto Inc. face uncertainties relating to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and Li Auto Inc. as a whole. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks relating to regulatory approvals on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditor by the Public Company Accounting Oversight Board, or the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or another foreign exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3.D. Key Information — Risk Factors — Risks Relating to Doing Business in China” in the 2021 Annual Report.
The PCAOB is currently unable to inspect our auditor in relation to its audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In addition, the proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before the ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, the ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023. Li Auto Inc. was named by the Securities and Exchange Commission, or the SEC, as a Commission-Identified Issuer shortly following the filing of the 2021 Annual Report. For more details, see “Prospectus Supplement Summary — The Holding Foreign Companies Accountable Act.”
Li Auto Inc. is a Cayman Islands holding company with no operations of its own. We conduct our operations in China through our PRC subsidiaries and the VIEs and their subsidiaries. As a result, although other means are available for us to obtain financing at the Cayman Islands holding company level, Li Auto Inc.’s ability to pay dividends to the shareholders and to service any debt that it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Li Auto Inc. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and the VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Prospectus Supplement Summary — Cash and Asset Flows Through Our Organization” in this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Goldman Sachs (Asia) L.L.C.UBS Investment Bank Barclays CICC

Prospectus Supplement dated June 28, 2022.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any other offering materials that we file with the SEC. We have not, and the sales agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell the ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the sales agents to subscribe for and purchase, any of the ADSs and they may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-258378) that we filed with the SEC on August 2, 2021 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADAS” refers to advanced driver-assistance systems;

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“ADSs” refers to the American depositary shares, each of which represents two Class A ordinary shares;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement only, Hong Kong, Macau, and Taiwan;

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“Class A ordinary shares” refers to our Class A ordinary shares with a par value of US$0.0001 per share;

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“Class B ordinary shares” refers to our Class B ordinary shares with a par value of US$0.0001 per share;

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“CLTC” refers to China Light Vehicle Test Cycle;

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“FOTA” refers to firmware over-the-air, a technology that updates vehicle firmware and software remotely through cloud network;

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“ICE” refers to internal combustion engine;

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“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

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“Hong Kong Listing Rules” refers to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Stock Exchange” refers to The Stock Exchange of Hong Kong Limited;

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“HPC” refers to high-power charging;

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“Li Auto,” “we,” “us,” “our company,” or “our” refers to Li Auto Inc., our Cayman Islands holding company, and its subsidiaries and, when describing our operations and consolidated financial information, also including the VIEs and their respective subsidiaries;

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“NEVs” refers to new energy passenger vehicles, primarily including (i) “BEVs,” which refers to battery electric passenger vehicles, (ii) “EREVs,” which refers to extended-range electric passenger vehicles, (iii) “PHEVs,” which refers to plug-in hybrid electric passenger vehicles, and (iv) “FCEVs,” which refers to fuel-cell electric passenger vehicles;

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“ordinary shares” or “shares” refers to our Class A ordinary shares and Class B ordinary shares, par value US$0.0001 per share;

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“Renminbi” or “RMB” refers to the legal currency of China;

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“SUVs” refers to sport utility vehicles;

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“U.S. dollars” or “US$” refers to the legal currency of the United States;

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“VIEs” refers to variable interest entities, and “the VIEs” refers to Beijing CHJ and Xindian Information; and

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“WLTC” refers to worldwide harmonized light vehicle test cycles.

Our reporting currency is Renminbi. Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus supplement are made at a rate of RMB6.3393 to US$1.00, the exchange rate in effect as of March 31, 2022 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On June 17, 2022, the exchange rate was RMB6.7160 to US$1.00.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties and reflect our current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our future business development, financial conditions, and results of operations;

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the expected outlook of the automotive market including the NEV market in China;

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our expectations regarding demand for and market acceptance of our products;

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our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners, and other stakeholders;

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competition in our industry;

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our proposed use of proceeds;

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relevant government policies and regulations relating to our industry;

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general economic and business conditions globally and in China; and

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assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also includes projections based on a number of assumptions. The automotive market or any segment thereof may not grow at the rate projected by market data, or at all. Failure of these markets or segments to grow at the projected rate may have a material and adverse effect on our business and the market price of the ADSs. In addition, the rapidly evolving nature of the NEV industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the ADSs discussed under “Risk Factors” of this prospectus supplement and under “Item 3. Key Information — D. Risk Factors” in our 2021 Annual Report. Our 2021 Annual Report, which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, and our current report on Form 6-K furnished to the SEC on June 28, 2022, which contains our unaudited condensed consolidated financial statements as of March 31, 2022 and for the three months ended March 31, 2021 and 2022, are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Li Auto Inc.
Overview
We are a leader in China’s NEV market. We design, develop, manufacture, and sell premium smart electric vehicles. Our mission is: Create a Mobile Home, Create Happiness . Through innovations in product, technology, and business model, we provide families with safe, convenient, and comfortable products and services.
We are a pioneer in successfully commercializing EREVs in China. Our first model, Li ONE, is a six-seat, large premium smart electric SUV that offers our users the performance, functionality, and cabin-space of a large premium smart SUV while priced close to a compact premium SUV. We started volume production of Li ONE in November 2019 and released the 2021 Li ONE in May 2021. As of May 31, 2022, we delivered 171,467 Li ONEs. On June 21, 2022, we unveiled Li L9, our flagship smart SUV for family users, and we plan to commence delivery of Li L9 by the end of August 2022. We will continue to expand our product portfolio by developing new BEVs and EREVs to target a broader user base.
We are dedicated to serving the mobility needs of families in China. To this end, we strategically focus on NEVs within a price range of RMB200,000 (approximately US$31,500) to RMB500,000 (approximately US$78,900). With growing purchasing power, families in China tend to choose SUVs for daily commutes and weekend family trips. As one of the most competitive SUV models in China, Li ONE has been well positioned to capture the huge growth opportunity of the SUV segment and we believe that Li L9 will further capture this opportunity.
We believe that automotive technologies will continue to evolve, and as new technologies enable us to create more compelling products for users to address their needs, we evolve our products as well.
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Li ONE utilizes our proprietary EREV solution, which enables families to enjoy all the benefits of a premium SUV while free from range anxiety. We have developed our X platform, which succeeds the existing EREV platform for Li ONE and is equipped with our next-generation EREV powertrain system. Li L9 is the first product on our X platform, and we plan to launch more SUVs on our X platform afterwards.

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We are investing heavily in the HPC BEV technologies. We focus on developing HPC BEVs, which we believe will deliver superior charging experience. Charging under our planned HPC network will be faster and more accessible. We are developing new platforms for our future HPC BEVs and plan to launch HPC BEV models from 2023.

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We believe that Level 4 autonomous driving will be the primary operating model for all vehicles in the foreseeable future. We are investing significantly in our proprietary autonomous driving technologies. Starting with Li L9, all our new vehicle models are equipped with necessary hardware compatible with in-house developed, future Level 4 autonomous driving as a standard configuration, and we will continue to optimize our autonomous driving solutions leveraging our full-stack proprietary software development capabilities.

The following diagram illustrates the development roadmap with the expected time of delivery of our future electric vehicle models.
Since our inception, we have been leveraging technologies to create value for our users. We have invested in in-car technologies to provide joyful driving and riding experiences for families. We have developed our signature four-display interactive system, full-coverage in-car voice control system, and autonomous driving technologies for Li ONE. Our Li L9’s pioneering five-screen three-dimensional interactive mode elevates the driving and entertainment experience to a new level. Furthermore, our utilization of FOTA upgrades enables us to introduce additional functionality and improve vehicle performance continually throughout the entire vehicle lifecycle.
Leveraging the know-how accumulated from our delivery and servicing of Li ONEs, we plan to equip our new vehicle models with optimized software (such as control algorithm) and hardware (new EREV and HPC BEV powertrain systems). In addition, the planned adoption of high-voltage platform in our future HPC BEV models could further enhance their driving range by reducing energy consumption. Furthermore, our intelligent cockpit and autonomous driving technologies have been designed with expandability and transferability across models, which allow us to smoothly migrate our design language, interaction experience, and integrated systems into our future models to further improve the intelligence level of all future models. Our Li L9 comes standard with our full-stack self-developed autonomous driving system, Li AD Max, with enhanced functionality bolstered by upgraded perception capability and data processing power. Li AD Max is powered by dual Orin-X chips with 508 TOPS of computing power and real-time, efficient processing of fusion signals. The dual processors provide fallback redundancies for each other, ensuring more stable operation of the autonomous driving system.
We have digitalized our user interactions and established our own direct sales and servicing network to continuously improve operating efficiency. With our integrated online and offline platform, we can achieve higher efficiency in sales and marketing than automakers that rely on third-party dealerships to reach customers. In particular, we have developed a data-driven, closed-loop digital platform to manage all user interactions from sales leads to test drives to purchases and even to user reviews, which enables us to significantly reduce user acquisition costs.
Quality is essential to our business. We manufacture in-house and collaborate with industry-leading suppliers to ensure the high quality of our vehicles. We have built our own manufacturing base in Changzhou, Jiangsu Province, China, which allows our engineering and manufacturing teams to seamlessly collaborate with each other and streamline the feedback loop for rapid product enhancements and quality improvements. We have commenced construction of our new manufacturing plant in Shunyi District, Beijing and expect to start production of our future HPC BEV models in the new manufacturing plant by 2023. We have also implemented strict quality control protocols and measurements for selecting and managing our suppliers. Li ONE has received top ratings under all of the China Insurance Automotive Safety Index (C-IASI), the China Automobile Health Index (C-AHI), and the China-New Car Assessment Program (C-NCAP). Li L9 not only satisfies the highest safety requirements of C-NCAP and C-IASI, but also meets our more stringent safety standards.

Li L9 — Flagship Smart SUV for Families
Li L9 is a six-seat, full-size flagship smart SUV, offering superior space and comfort for family users. Its self-developed flagship range extension and chassis systems provide excellent drivability. Li L9 also features our self-developed autonomous driving system, Li AD Max, and top-notch vehicle safety measures to protect every family passenger. Li L9’s innovative five-screen, three-dimensional interactive intelligent cockpit brings a new level of driving and entertainment experience. Li L9 comes standard with over 100 flagship features at a retail price of RMB459,800 (approximately US$72,500).

The following table sets forth the key specifications and features of Li L9.
Key Specifications and Features of Li L9
Form Factors	5,218 mm (L) × 1,998 mm (W) × 1,800 mm (H)
Wheelbase	3,105 mm
Range	Composite: 1,315 km (CLTC) / 1,100 km (WLTC) EV Mode: 215 km (CLTC) / 180 km (WLTC)
Range Extension System
1.5-L four-cylinder turbo-charged engine
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40.5% maximum thermal efficiency

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5.9 L/100 km fuel consumption under the CLTC standard operating conditions

Capable of external supply of electricity at up to 3.5 kW

Electric Motors	Dual-motor all-wheel drive: • Maximum power: 330 kW • Maximum torque: 620 Nm
Battery Pack	Capacity: 44.5 kWh New-generation NCM lithium battery
Acceleration (0-100 km/h)	5.3 s
Suspension	Double-wishbone (front) and five-link (rear) Smart air spring Continuous damping control (CDC) system
Autonomous Driving System
Li AD Max: full-stack self-developed
Perception hardware:
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Forward 128-line LiDAR (×1)

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8-megapixel cameras (×6)

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2-megapixel cameras (×5)

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Forward millimeter wave radar (×1)

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Ultrasonic sensors (×12)

Computing and data processing capabilities:
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Qualcomm Snapdragon automotive-grade 8155 chips (×2)

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Dual 5G operator switching

Intelligent and Comfortable Cabin
3D in-car interactions:
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6 microphones

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3D ToF transmitters

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Deep learning-based multimodal 3D interactive technology

Multimedia:
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Super-sized head-up display (HUD)

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Interactive safe driving screen on the steering wheel

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15.7-inch automotive-grade 3K OLED screens (× 3)

Premium passenger comfort:
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Automatic seat adjustment and heating (all three rows)

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Seat ventilation and spa-level massage across ten acupressure points (first and second rows)

Our Strengths
We believe that the following strengths contribute to our success and differentiate us from our competitors:
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Extraordinary and trend-setting product defining capability

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Proprietary EREV and BEV technologies

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Smart vehicle solutions delivering superior user experience

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High efficiency in sales and marketing

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Effective quality control capabilities

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Combination of expertise from automotive, smart device, and internet industries

Our Strategies
We aim to maintain a leading position in China’s NEV market. We provide families with safe, convenient, and comfortable products and services. We aspire to create a sustainable path for everyone to embrace vehicle electrification. We intend to pursue the following strategies to achieve our mission:
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Continue to innovate in electrification and successfully launch future EREV and BEV models

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Continue to innovate in vehicle intelligence and autonomous driving

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Further expand sales network and optimize efficiency

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Continue to pursue operational excellence and cost improvement

Environmental, Social and Governance (ESG)
We recognize the importance of contributing to sustainable development for the benefit of our society and environment. With this in mind, we strive to minimize the impact of our operations on the environment and promote sustainability and environmental awareness at all levels of our organization. In response to the national goal of “reaching peak carbon emissions by 2030 and achieving carbon neutrality by 2060,” Li Auto, as a responsible corporate citizen, is keenly aware of its role to fight global climate change challenges and has introduced carbon reduction measures in our operations.
In April 2022, we published our inaugural ESG report. The report outlines our ESG strategies and highlights the outcomes and performance of our ESG management and practice in 2021, underscoring the commitment to being a responsible public company, with our mission: Create a Mobile Home, Create Happiness . We have set up the ESG Working Group responsible for setting ESG goals, enhancing communication with stakeholders and identifying ESG-related risks and opportunities. We plan to establish the ESG Committee in 2022 as a strong organizational supporter to further facilitate our ESG management. In addition, we have established a cross-departmental Carbon Neutrality Working Group to track and analyze low-carbon regulations and policies at home and abroad, propose relevant measures, and verify their implementation in our operations. We also plan to establish a Carbon Neutrality Committee to assist us in improving sustainable development strategies to reduce carbon emissions and address climate change. To learn more about our ESG efforts and download the full ESG report in simplified Chinese, traditional Chinese, and English, please visit the ESG section of our investor relations website at https://ir.lixiang.com/esg.
Summary of Risk Factors
Investing in the ADSs involves significant risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before making an investment in the ADSs. Please find below a summary of the principal risks that we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors” of this prospectus supplement and in “Item 3. Key Information — D. Risk Factors” in our 2021 Annual Report.

Risks Relating to Our Business and Industry
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We have a limited operating history and face significant challenges as a new entrant into our industry.

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Our ability to develop, manufacture, and deliver automobiles of high quality and appeal to users, on schedule, and on a large scale is unproven and still evolving.

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We currently depend on revenues generated from a single model of vehicles and in the foreseeable future from a limited number of models.

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We are subject to risks associated with EREVs.

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We recorded net losses and had negative net cash flows from operations in the past, and we have not been profitable, which may continue in the future.

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Our vehicles may not perform in line with user expectations and may contain defects.

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We may not be successful in the highly competitive China automotive market.

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Our research and development efforts may not yield the results as expected.

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We could experience disruptions in supply of raw materials or components used in our vehicles from our suppliers, some of which are our single-source suppliers for the components they supply.

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Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

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The PCAOB is currently unable to inspect our auditor in relation to its audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

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Our ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely.

Risks Relating to Our Corporate Structure
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We are a Cayman Islands holding company with no equity ownership in VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs, with which we have maintained contractual arrangements, and their subsidiaries. Investors in our Class A ordinary shares or the ADSs thus are not purchasing an equity interest in the VIEs in China but instead are purchasing an equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, the VIEs, and investors of Li Auto Inc. face uncertainties relating to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our consolidated VIEs and our company as a group.

•
We rely on contractual arrangements with the VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

•
Our ability to enforce the equity pledge agreements between us and the VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.

Risks Relating to Doing Business in China
•
Changes in China’s economic, political, or social conditions, or government policies could have a material and adverse effect on our business and results of operations.

•
Uncertainties with respect to the PRC legal system could adversely affect us.

•
The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares or ADSs.

•
Substantial uncertainties exist with respect to the interpretation and implementation of the 2019 PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance, and operations.

•
We may be adversely affected by the complexity, uncertainties, and changes in PRC regulations on automotive and internet-related businesses and companies.

•
Approval, filing, or other administration procedures by or with the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC law.

Risks Relating to Our Ordinary Shares, the ADSs, and this Offering
•
The ADSs offered hereby will be sold in an “at-the-market offering” and investors who buy ADSs at different times will likely pay different prices.

•
The respective trading prices of the ADSs and our Class A ordinary shares have been and may be volatile, which could result in substantial losses to investors.

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.

Corporate History and Structure
Li Auto Inc. is a Cayman Islands holding company with no material operations of its own. We conduct our operations through our PRC subsidiaries and the VIEs and their subsidiaries in China.
We were founded in April 2015 by Mr. Xiang Li. In April 2017, we incorporated CHJ Technologies Inc. under the laws of the Cayman Islands as our offshore holding company to facilitate offshore financing, which later changed its name to Leading Ideal Inc. in April 2019 and further to Li Auto Inc. in July 2020.
In May 2017, Li Auto Inc. established Leading Ideal HK Limited, formerly known as CHJ Technologies (Hong Kong) Limited, as its intermediary holding company. In December 2017, Leading Ideal HK Limited established a wholly-owned PRC subsidiary, Wheels Technology, to engage in the research and development of smart connectivity functions and ADAS as well as general administration of the group. Leading Ideal HK Limited later established wholly-owned PRC subsidiaries to serve various functions, including Leading (Xiamen) Private Equity Investment Co., Ltd. and Beijing Leading Automobile Sales Co., Ltd.
In December 2018, we acquired Chongqing Lifan Automobile Co., Ltd., and later changed its name to Chongqing Zhizao Automobile Co., Ltd.
In July 2019, Li Auto Inc. gained control over Beijing CHJ and its subsidiaries through Wheels Technology by entering into a series of contractual arrangements with Beijing CHJ and its shareholders. Wheels Technology also entered into a series of contractual arrangements with Xindian Information and its shareholders in April 2019. The contractual arrangements with Beijing CHJ and Xindian Information were subsequently amended and restated, most recently in April 2021. The revenue contribution of the VIEs and their subsidiaries, taking into account all of their respective business with or without foreign investment restrictions under PRC laws, accounted for 100.0%, 84.6%, and 23.3% of our total revenues in 2019, 2020, and 2021, respectively. The revenue contribution of the businesses of the VIEs and their subsidiaries with foreign investment restrictions under PRC laws, being the provision of value-added communication services, radio and television production activities, and operation of commercial internet culture activities, amounted to RMB2.4 thousand, RMB2.4 thousand, and RMB14 thousand in 2019, 2020, and 2021, respectively.

In October 2019, Beijing CHJ established Chongqing Lixiang Automobile Co., Ltd., or Chongqing Lixiang.
In December 2019, we disposed of all of our equity interests in Chongqing Zhizao Automobile Co., Ltd.
On July 30, 2020, our ADSs commenced trading on the Nasdaq Global Select Market under the symbol “LI.” We raised, from our initial public offering and from the underwriters’ full exercise of the option to purchase additional ADSs, US$1.2 billion in net proceeds after deducting underwriting discounts and commissions and offering expenses paid by us.
In December 2020, we completed a public offering of 54,050,000 ADSs representing 108,100,000 Class A ordinary shares and raised US$1.5 billion in net proceeds.
On August 12, 2021, our Class A ordinary shares commenced trading on the Main Board of the Hong Kong Stock Exchange under the stock code “2015.” We raised from our global offering in connection with the listing in Hong Kong US$1.7 billion in net proceeds after deducting underwriting commissions, share issuance costs, and the offering expenses paid by us.
In December 2021, we agreed to establish a strategic cooperation framework with the Chongqing municipal government, pursuant to which we planned to cooperate with the Chongqing municipal government on the development of the NEV sector in Chongqing.
The following diagram illustrates our corporate structure, including our principal subsidiaries and the VIEs, as of the date of this prospectus supplement.

Li Auto Inc.
100%
Leading Ideal HK Limited
Offshore
Onshore PRC
100%
100%
100%
Beijing Xindian Transport Information Technology Co., Ltd.
Beijing Co Wheels Technology Co., Ltd.
Jiangsu Xindian Interactive Sales and Services Co., Ltd.
Beijing Leading Automobile Sales Co., Ltd. and certain other subsidiaries(1)
Beijing CHJ Information Technology Co., Ltd.
100%
100%
100%
100%
Lixiang Zhixing Automobile Sales & Services (Shanghai) Co., Ltd.
Lixiang Zhizao Automobile Sales & Services (Beijing) Co., Ltd.
Lixiang Zhizao Automobile Sales & Services (Chengdu) Co., Ltd.
Jiangsu CHJ Automobile Co., Ltd.
Equity interests
Contractual arrangements

Note:
(1)
Certain other subsidiaries include, among others, Chongqing Lixiang Automobile Co., Ltd., an indirect wholly-owned subsidiary of Leading Ideal HK Limited (Hong Kong).

Our Holding Company Structure and Contractual Arrangements with the VIEs and Their Shareholders
Li Auto Inc. is not a Chinese operating company but a Cayman Islands holding company with no equity ownership in VIEs and their subsidiaries. We conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs, with which we have maintained contractual arrangements, and their subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunication services and certain other businesses. Accordingly, we operate these businesses in China through the VIEs and their subsidiaries and rely on contractual arrangements among our PRC subsidiaries, the VIEs, and their nominee shareholders, which provide our subsidiary with a controlling financial interest in the VIEs as that term is defined in FASB ASC 810 making it the primary beneficiary of the VIEs and enable us to consolidate their operating results in our financial statements under U.S. GAAP. Revenues contributed by the VIEs accounted for 100.0%, 84.6%, and 23.3% of our total revenues in 2019, 2020, and 2021, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Li Auto” refers to Li Auto Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIEs in China, including but not limited to Beijing CHJ Information Technology Co., Ltd., or Beijing CHJ, and Beijing Xindian Transport Information Technology Co., Ltd., or Xindian Information. Investors in the ADSs are not purchasing an equity interest in the VIEs in China but instead are purchasing an equity interest in a holding company incorporated in the Cayman Islands.
A series of contractual agreements, including powers of attorney, business operation agreement, equity pledge agreements, exclusive consultation and service agreements, and equity option agreements, have been entered into by and among our PRC subsidiaries, the VIEs, and their respective shareholders. Terms contained in each set of contractual arrangements with the VIEs and their respective shareholders are substantially similar. For more details of these contractual arrangements, see “Item 4. Information on the Company —C. Organizational Structure — Contractual Arrangements with Our VIEs and Their Shareholders” in our 2021 Annual Report.
However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and their subsidiaries, and we may incur substantial costs to enforce the terms of the arrangements. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — The registered shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” in our 2021 Annual Report.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or, if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required licenses, permits, or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of the 2019 PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance, and operations” in our 2021 Annual Report.

Our corporate structure is subject to risks relating to our contractual arrangements with the VIEs. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries, and the VIEs and their subsidiaries, and investors of Li Auto Inc. face uncertainties relating to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and Li Auto Inc. as a whole. For a detailed description of the risks relating to our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our 2021 Annual Report.
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks relating to regulatory approvals on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditor by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or another foreign exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3.D. Key Information — Risk Factors — Risks Relating to Doing Business in China” in our 2021 Annual Report.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Annual Report.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of the ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our 2021 Annual Report.
The Holding Foreign Companies Accountable Act
The HFCAA was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States or other foreign exchange. The related risks and uncertainties could cause the value of the ADSs to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — Our ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Annual Report. Li Auto Inc. was named by the SEC as a Commission-Identified Issuer following the filing of the 2021 Annual Report.

Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries and the VIEs in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries and the VIEs and their subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our Cayman Islands holding company and the VIEs in China, including, among others, a Survey and Mapping Qualification Certificate, a Value-added Telecommunication Business Operating License for Internet Information Service, or ICP License, a Value-Added Telecommunication Business Operating License for Information Service (excluding internet information service), an Internet Culture Business Permit, and an Operating License for the Production and Dissemination of Radio and Television Programs. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings, or approvals for our business operations in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — We may be adversely affected by the complexity, uncertainties, and changes in PRC regulations on automotive and internet-related businesses and companies” in our 2021 Annual Report.
Furthermore, in connection with our issuance of securities to foreign investors in the past, under current PRC laws, regulations, and rules, as of the date of this prospectus supplement, we, our PRC subsidiaries, and the VIEs (i) are not required to obtain permissions from or complete filings with the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not received or were not denied such requisite permissions by any PRC government authority.
However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas by, and foreign investment in, China-based issuers. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares or ADSs” in our 2021 Annual Report.
Cash and Asset Flows Through Our Organization
Li Auto Inc. is a Cayman Islands holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and the VIEs and their subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, Li Auto Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and license and service fees paid by the VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Li Auto Inc. In addition, our PRC subsidiaries are permitted to pay dividends to Li Auto Inc. only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and the VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects — Liquidity and Capital Resources — Holding Company Structure” in our 2021 Annual Report.
Uncertainties relating to the interpretation and implementation of the contractual arrangements with the VIEs could limit our ability to enforce such agreements. If the PRC government deems that our contractual arrangements constituting part of the VIE structure do not comply with PRC laws and regulations, or if current laws and regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the VIE agreements may be seriously hindered.

Under PRC laws and regulations, our PRC subsidiaries and the VIEs and their subsidiaries are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or the SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of the VIEs in which we have no legal ownership. As of December 31, 2019, 2020, and 2021, the total amount of such restriction to which our PRC subsidiaries and the VIEs and their subsidiaries are subject was RMB8.3 billion, RMB7.6 billion, and RMB11.4 billion (US$1.8 billion), respectively. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information —D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2021 Annual Report.
Under PRC laws, Li Auto Inc. may fund our PRC subsidiaries only through capital contributions or loans and fund the VIEs or their subsidiaries only through loans, subject to satisfaction of applicable government registration and approval requirements. As of December 31, 2019, 2020, and 2021, the outstanding balance of the principal amount of loans by Li Auto Inc. to our intermediate holding companies, subsidiaries, and the VIEs was RMB4.9 billion, RMB14.1 billion, and RMB23.8 billion (US3.7 billion), respectively.
Current PRC regulations permit our PRC subsidiaries, including Beijing Co Wheels Technology Co., Ltd., or Wheels Technology, to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries and the VIEs and their PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries and the VIEs and their subsidiaries may also allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if Wheels Technology incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect Wheels Technology’s ability to pay dividends and other distributions to us. Any limitation on the ability of our PRC subsidiaries, including Wheels Technology, to distribute dividends to us or on the ability of the VIEs to make payments to Wheels Technology may restrict our ability to satisfy our liquidity requirements.
Li Auto Inc.’s source of funds partly comes from dividends paid by its PRC subsidiaries, including Wheels Technology, which in part depends on payments received from the VIEs under the contractual arrangements with the VIEs. We have never declared or paid any dividend on our ordinary shares and we do not currently intend to pay dividends to shareholders or holders of ADSs. We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. The undistributed earnings that are subject to dividend tax are expected to be indefinitely reinvested for the foreseeable future. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in our 2021 Annual Report. For PRC and United States federal income tax considerations of an investment in our ADSs, see “Item 10. Additional Information —E. Taxation” in our 2021 Annual Report.
As of March 31, 2022, the VIEs and their subsidiaries were in the accumulated deficit position, therefore, the VIEs and their subsidiaries did not pay any service fees to Wheels Technology.

Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information that we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company with limited liability incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance listing standards.
Fungibility and Exchanges Between ADSs and Class A Ordinary Shares
Holders of ADSs will be able to convert these ADSs into Class A ordinary shares, and vice versa. To facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the Nasdaq Global Select Market and the Hong Kong Stock Exchange, we have moved a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter.
Corporate Information
Our principal executive offices are located at 11 Wenliang Street, Shunyi District, Beijing 101399, People’s Republic of China. Our telephone number at this address is +86 (10) 8742-7209. Our registered office in the Cayman Islands is located at P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our website is https://www.lixiang.com. The information on our website is not part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus. The SEC maintains a website at http://www.sec.gov that contains reports, proxy, and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.
Recent Developments
Recent Business Developments
Vehicle Delivery
We delivered 11,496 Li ONEs in May 2022. As of May 31, 2022, we had delivered 171,467 Li ONEs in total.
As of May 31, 2022, we had 233 retail stores in 108 cities, as well as 293 servicing centers and Li Auto-authorized body and paint shops operating in 214 cities.
Launch of Li L9
On June 21, 2022, we hosted a launch event to unveil Li L9, our flagship smart SUV for families, with a retail price of RMB459,800 (approximately US$72,500). Li L9 is open for reservation following the launch event and will arrive at all Li Auto retail stores nation-wide by July 1, with test drives available from July 16. Delivery will commence by the end of August 2022. Each Li L9 order requires a RMB5,000 deposit, which is refundable for a limited period of time. The orders for Li L9 have exceeded 30,000 in 72 hours since the vehicle was available for reservation, demonstrating the outstanding product appeal of the vehicle for family users.
In addition, we will open-source our fully self-developed AEB system to promote autonomous driving safety technology in the industry and make travel safer for more users.

Inclusion of Class A Ordinary Shares in the Shenzhen- and Shanghai-Hong Kong Stock Connect Programs
Our Class A ordinary shares, which are listed and traded on the Main Board of the Hong Kong Stock Exchange, have been included in the Shenzhen- and Shanghai-Hong Kong Stock Connect programs, effective on March 14 and April 25, 2022, respectively. These inclusions enable us to access a broader investor base and share our growth trajectory and success with users, partners, and investors in mainland China via the financial market.
Inaugural ESG Report
On April 19, 2022, we published our inaugural ESG report, which highlights our ESG initiatives and accomplishments with respect to sustainable operations, while setting a framework for our future ESG goals and practices. The report details our sustainability strategies and our 2021 ESG performance regarding compliance and governance, product and innovation, inclusive care for employees, green operations, and community contribution.
Impact of COVID-19 Resurgence
The COVID-19 resurgence in the Yangtze Delta region has continued to cause severe industry-wide disruptions in supply chain, logistics, and production since late March 2022. The resurgence of the COVID-19 cases caused by the Omicron variants has incapacitated some suppliers in the Yangtze Delta region and adversely affected the supply of certain parts for our production. The COVID-19 resurgence materially affected our production in the second quarter of 2022, resulting in delayed deliveries for some of our users. Some of our supply chain partners are in key industrial sectors identified by local authorities and thus are prioritized in restoring regular operations. We are working with all of our supply chain partners to restore production capacity and aim to shorten the delivery waiting time for Li ONE users.
The COVID-19 resurgence also adversely affected our retail store expansion. With the COVID-19 resurgence gradually under control, we plan to continue to expand our sales network to meet the increasing demands from our users. We will continue to closely monitor the situation and its impact on our business, financial condition, and results of operations.
Recent Regulatory Developments
Commission-Identified Issuer Status
Li Auto Inc. was named by the SEC as a Commission-Identified Issuer shortly following the filing of the 2021 Annual Report with the SEC on April 19, 2022. We understand that this identification under the HFCAA and its implementation rules issued thereunder indicates that the SEC determines that our company used a registered public accounting firm whose working paper cannot be inspected or investigated completely by the PCAOB to issue the audit opinion for its financial statements for the fiscal year ended December 31, 2021. We have been actively exploring possible solutions to protect the interest of its stakeholders. We maintain a dual-primary listing on the Main Board of the Hong Kong Stock Exchange under the stock code “2015.” Our Class A ordinary shares and ADSs remain mutually fungible. We will continue to comply with applicable laws and regulations in both China and the United States.
Regulations on Confidentiality and Archive Management Relating to the Overseas Securities Offering and Listing
On April 2, 2022, the CSRC issued the revised draft of the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing by Domestic Companies for public comments, which aims to expand the applicable scope of the regulation to indirect overseas offerings and listings by PRC domestic companies and emphasize the confidentiality and archive management duties of PRC domestic companies during the process of overseas offerings and listings. The period for public comments ended on April 17, 2022, and there is no timetable as to when the draft will be enacted. There remain substantial uncertainties about how this draft will be enacted, interpreted, or implemented and how it will affect our operations and this offering.

THE OFFERING
ADSs Offered by Us
ADSs with an aggregate offering price of up to US$2,000,000,000.
The ADSs
Each ADS represents two Class A ordinary shares. See “Description of American Depositary Shares” in the accompanying prospectus.
Manner of Offering
Sales of the ADSs pursuant to this prospectus supplement and the accompanying prospectus will be conducted as an “at the market offering” through Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited as the sales agents using reasonable efforts consistent with each such entity’s normal trading and sales practices and applicable laws and regulations. Such sales will be conducted in manners including ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market for the ADSs, or as otherwise agreed with the sales agents. The sales agents are not required to sell any specific number or dollar amount of the ADSs. See “Plan of Distribution.”
Use of Proceeds
We intend to use the net proceeds from this offering for (i) research and development of next-generation electric vehicle technologies including technologies for BEVs, smart cabin, and autonomous driving, (ii) development and manufacture of future platforms and car models, and (iii) working capital needs and general corporate purposes.
See “Use of Proceeds” for more information.
Risk Factors
See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding to invest in the ADSs.
Depositary of the ADSs
Deutsche Bank Trust Company Americas.
Listing
The ADSs are listed on the Nasdaq Global Select Market under the symbol “LI.” The Class A ordinary shares are listed on the Main Board of the Hong Kong Stock Exchange under the stock code “2015.” We have applied to list the Class A ordinary shares represented by the ADSs subject to this offering on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following summary consolidated statements of comprehensive loss data and summary consolidated cash flow data for the years ended December 31, 2019, 2020, and 2021 and summary consolidated balance sheets data as of December 31, 2020 and 2021 have been derived from our audited consolidated financial statements included in our 2021 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our audited consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.
The following summary consolidated statements of comprehensive loss data and summary consolidated cash flow data for the three months ended March 31, 2021 and 2022 and summary consolidated balance sheets data as of March 31, 2022 have been derived from our unaudited condensed consolidated financial statements included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 28, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The following selected consolidated balance sheet data as of December 31, 2019 has been derived from our audited consolidated financial statements that are not included in this prospectus supplement. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair statement of our financial position and results of operations for the periods presented.
The summary consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” in our 2021 Annual Report, the unaudited condensed consolidated financial statements and related notes included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 28, 2022, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus supplement. Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022.

The following table sets forth certain consolidated statements of comprehensive loss data for the periods indicated.
	For the Year Ended December 31,				For the Three Months Ended March 31,
	2019	2020	2021		2021	2022
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for share and per share data)
						(unaudited)
Summary Consolidated Statements of Comprehensive Loss Data:
Revenues:
–Vehicle sales	280,967	9,282,703	26,128,469	4,100,127	3,463,673	9,308,609	1,468,397
–Other sales and services	3,400	173,906	881,310	138,297	111,528	253,427	39,977
Total revenues	284,367	9,456,609	27,009,779	4,238,424	3,575,201	9,562,036	1,508,374
Cost of sales(1):
–Vehicle sales	(279,555)	(7,763,628)	(20,755,578)	(3,257,003)	(2,878,994)	(7,219,912)	(1,138,913)
–Other sales and services	(4,907)	(143,642)	(492,747)	(77,323)	(79,474)	(178,269)	(28,121)
Total cost of sales	(284,462)	(7,907,270)	(21,248,325)	(3,334,326)	(2,958,468)	(7,398,181)	(1,167,034)
Gross (loss)/profit	(95)	1,549,339	5,761,454	904,098	616,733	2,163,855	341,340
Operating expenses:
–Research and development(1)	(1,169,140)	(1,099,857)	(3,286,389)	(515,706)	(514,500)	(1,373,962)	(216,737)
–Selling, general and administrative(1)	(689,379)	(1,118,819)	(3,492,385)	(548,031)	(509,924)	(1,202,967)	(189,763)
Total operating expenses	(1,858,519)	(2,218,676)	(6,778,774)	(1,063,737)	(1,024,424)	(2,576,929)	(406,500)
Loss from operations	(1,858,614)	(669,337)	(1,017,320)	(159,639)	(407,691)	(413,074)	(65,160)
Other (expense)/income:
Interest expense	(83,667)	(66,916)	(63,244)	(9,924)	(14,582)	(10,138)	(1,599)
Interest income and investment income, net	79,631	254,916	740,432	116,190	178,472	162,874	25,693
Changes in fair value of warrants and derivative liabilities	(426,425)	272,327	—	—	—	—	—
Others, net	(128,799)	20,133	187,320	29,395	(90,211)	279,703	44,122
(Loss)/Income before income tax expense	(2,417,874)	(188,877)	(152,812)	(23,978)	(334,012)	19,365	3,056
Net loss	(2,438,536)	(151,657)	(321,455)	(50,442)	(359,967)	(10,866)	(1,713)
Net loss attributable to ordinary shareholders of Li Auto Inc.	(3,281,607)	(791,985)	(321,455)	(50,442)	(359,967)	(10,866)	(1,713)
Weighted average number of ordinary shares used in computing net loss per share
Basic and diluted	255,000,000	870,003,278	1,853,320,448	1,853,320,448	1,809,393,256	1,929,740,892	1,929,740,892
Net loss per share attributable to ordinary shareholders
Basic and diluted	(12.87)	(0.91)	(0.17)	(0.03)	(0.20)	(0.01)	(0.00)
Net loss	(2,438,536)	(151,657)	(321,455)	(50,442)	(359,967)	(10,866)	(1,713)
Total other comprehensive income/(loss), net of tax	2,851	(1,020,728)	(516,687)	(81,079)	107,644	(85,116)	(13,427)
Total comprehensive loss, net of tax	(2,435,685)	(1,172,385)	(838,142)	(131,521)	(252,323)	(95,982)	(15,140)
Comprehensive loss attributable to ordinary shareholders of Li Auto Inc.	(3,278,756)	(1,812,713)	(838,142)	(131,521)	(252,323)	(95,982)	(15,140)
Non-GAAP Financial Measure:(2)
Adjusted net (loss)/income	(2,012,111)	(281,189)	779,901	122,385	(177,039)	477,085	75,259

Note:
(1)
Share-based compensation expenses were allocated as follows:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2019	2020	2021		2021	2022
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
						(unaudited)

Cost of sales	—	1,515	26,713	4,192	6,209	10,665	1,682
Research and development expenses	—	60,789	741,793	116,404	116,609	324,532	51,194
Selling, general and administrative expenses	—	80,491	332,850	52,231	60,110	152,754	24,096
Total	—	142,795	1,101,356	172,827	182,928	487,951	76,972

(2)
For discussions and reconciliations of the non-GAAP financial measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measure.”

The following table sets forth certain consolidated balance sheets data as of the dates indicated.
	As of December 31,				As of March 31,
	2019	2020	2021		2022
	RMB	RMB	RMB	US$	RMB	US$
	(in thousands)
					(unaudited)
Summary Consolidated Balance Sheets Data:
Cash and cash equivalents	1,296,215	8,938,341	27,854,224	4,370,936	32,055,546	5,056,638
Restricted cash	140,027	1,234,178	2,638,840	414,092	2,661,026	419,767
Time deposits and short-term investments	2,272,653	19,701,382	19,668,239	3,086,376	16,471,460	2,598,309
Total assets	9,513,422	36,373,276	61,848,913	9,705,443	65,794,345	10,378,800
Total liabilities	4,932,291	6,569,679	20,784,611	3,261,558	24,337,583	3,839,157
Total mezzanine equity	10,255,662	—	—	—	—	—
Total shareholders’ (deficit)/equity	(5,674,531)	29,803,597	41,064,302	6,443,885	41,456,762	6,539,643
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	9,513,422	36,373,276	61,848,913	9,705,443	65,794,345	10,378,800

The following table sets forth certain consolidated cash flow data for the periods indicated.
	For the Year Ended December 31,				For the Three Months Ended March 31,
	2019	2020	2021		2021	2022
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
						(unaudited)
Summary Consolidated Cash Flow Data:
Net cash (used in)/provided by operating activities	(1,793,710)	3,139,804	8,340,385	1,308,788	926,343	1,833,769	289,270
Net cash (used in)/provided by investing activities	(2,574,836)	(18,737,725)	(4,257,244)	(668,054)	(2,892,396)	1,564,251	246,755
Net cash provided by financing activities	5,655,690	24,710,697	16,709,533	2,622,090	—	902,991	142,443
Effects of exchange rate changes on cash and cash equivalents and restricted cash	53,722	(376,646)	(472,129)	(74,086)	(24,104)	(77,503)	(12,226)
Net increase/(decrease) in cash, cash equivalents and restricted cash	1,340,866	8,736,130	20,320,545	3,188,738	(1,990,157)	4,223,508	666,242
Cash, cash equivalents and restricted cash at the beginning of the year/period	95,523	1,436,389	10,172,519	1,596,290	10,172,519	30,493,064	4,810,163
Cash, cash equivalents and restricted cash at the end of the year/period	1,436,389	10,172,519	30,493,064	4,785,028	8,182,362	34,716,572	5,476,405

RISK FACTORS
An investment in the ADSs involves significant risks. You should carefully consider the risks described below together with the risks described in our 2021 Annual Report, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of the ADSs could decline, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents that we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Relating to Doing Business in China
Approval, filing, or other administration procedures by or with the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC law.
The M&A Rules requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and this offering may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for this offering, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
Our PRC legal counsel has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of the ADSs or our Class A ordinary shares because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus supplement are subject to this regulation, (ii) our wholly-owned PRC subsidiaries were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, and (iii) no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to its regulation. However, we cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our PRC legal counsel. If it is determined that the CSRC approval is required for this offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory authorities.
Furthermore, in July 2021, the relevant PRC government authorities issued Opinions on Lawfully and Strictly Cracking Down Illegal Securities Activities. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions further stipulated that the special provisions of the State Council on overseas offerings and listings by those companies limited by shares will be revised and therefore the duties of domestic industry-competent authorities and regulatory authorities will be clarified.

On December 24, 2021, the CSRC published the Administrative Provisions of the State Council on the Overseas Offering and Listing of Securities by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Provisions, and the Measures of Record Filing for Overseas Offering and Listing of Securities by Domestic Companies (Draft for Comments), or the Draft Filing Measures. See “Item 4. Information on the Company — 4.B. Business Overview — Regulation — M&A Rules and Overseas Listing” in our 2021 Annual Report. Pursuant to these drafts, PRC domestic companies that directly or indirectly offer or list their securities in an overseas market, including a PRC company limited by shares and an offshore company whose main business operations are in China and that intends to offer shares or be listed in an overseas market based on its onshore equities, assets, incomes, or other similar interests, are required to file with the CSRC within three business days after submitting their listing application documents to the regulator in the place of intended listing. Pursuant to the Draft Filing Measures, a China-based company that has been listed in an overseas market is also required to file with the CSRC within three business days for its follow-on offering of securities in the overseas market after the completion of the issuance. In addition, at a press conference for these draft measures held on December 24, 2021, CSRC officials clarified that if the Draft Overseas Listing Provisions and the Draft Filing Measures become effective in their current forms, the initial public offerings by PRC domestic companies and financing by existing overseas-listed PRC domestic companies will be required to complete the filing process, and the existing overseas-listed PRC domestic companies that do not have subsequent financing activities will be allowed to complete the filing within a transition period. As of the date of this prospectus supplement, there is no schedule for the adoptions of such drafts. As it remains unclear whether the formal version to be adopted in the future will have any further material changes, it is uncertain how the measures will be enacted, interpreted, or implemented and how they will affect us.
In addition, pursuant to Cybersecurity Review Measures issued by the CAC on December 28, 2021 and effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before listing on a foreign stock exchange. In addition, the relevant government authorities may initiate the cybersecurity review against the relevant operators if the authorities believe that the network products or services or data processing activities of such operators affect or may affect national security. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being affected, controlled or maliciously used by foreign governments and the cyber information security risk in connection with the listing. However, given the Cybersecurity Review Measures were recently promulgated, there are substantial uncertainties as to the interpretation, application, and enforcement of the Cybersecurity Review Measures. In particular, it remains uncertain as to how to determine what constitutes “affecting national security.” We cannot assure you whether we would be subject to cybersecurity review for this offering and whether we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. Further, on November 14, 2021, the CAC published the Administrative Regulations on Internet Data Security (Draft for Comments), which reiterates the circumstances under which data processors must apply for cybersecurity review, including, among others, the data processors who process personal information of at least one million users apply for listing on a foreign stock exchange, and the data processors’ listing in Hong Kong affects or may possibly affect national security. There is no timetable as to when such draft measures will be enacted. Therefore, it remains uncertain how the measures will be enacted, interpreted, or implemented and how they will affect this offering. We are closely monitoring regulatory developments in China regarding any necessary approval, filing, or other administrative procedures by or with the CSRC, the CAC, or other PRC regulatory authorities required for overseas listings and offerings.

If the CSRC or other relevant PRC regulatory authorities subsequently determine that prior approval, filing, or other administrative procedure is required for any of our overseas offerings of securities or to maintain the listing status of our ADSs, we cannot guarantee that we will be able to obtain such approval, complete such filing, or comply with such administrative procedure in a timely manner, or at all. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, not to proceed with such offering or maintain the listing status of our ADSs. If we proceed with any such offering or maintain the listing status of our ADSs without obtaining the CSRC’s approval to the extent it is required, or if we are unable to comply with any new requirements that might be adopted for offerings that we have completed prior to the adoption of the above-referenced measures, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from overseas securities offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations, and prospects, as well as the trading price of the ADSs.
We are or may be subject to risks associated with strategic alliances or acquisitions.
We have entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by third parties, and increases in expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these third parties suffers negative publicity or harm to their reputation from events relating to their businesses, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.
In addition, we may have to complete certain administrative procedures with the relevant PRC government authorities for strategic alliances and comply with any applicable PRC rules and regulations. For example, the PRC Anti-Monopoly Law requires that the anti-monopoly authority be notified in advance of any concentration of undertaking if certain thresholds are triggered. Recently, the SAMR imposed administrative penalties on us for failure to file prior notification of concentrations of undertaking for two of our past transactions even though neither transaction had an effect of excluding or limiting competition, resulting in a RMB400,000 fine for each case. We cannot assure you that we will not be involved in or subject to other investigations, inquiries, claims, or other administrative proceedings or requirements relating to anti-monopoly laws and regulations in the future. Pursuant to the PRC Anti-Monopoly Law, if the anti-monopoly authority determines that a business operator fails to file prior notification of concentrations of undertaking, the business operator may be subject to administrative penalties, including a fine of up to RMB500,000, and in extreme case it may be ordered to terminate or unwind the contemplated transaction, or to dispose of the relevant assets or shares or transfer the relevant business within a specified period. The Anti-Monopoly Law, which was amended in June 2022 and will become effective on August 1, 2022, increases the fines for illegal concentration of business operators to no more than 10% of the business operator’s sales revenue in the previous year if the concentration of business operator has or may have an effect of excluding or limiting competitions, or a fine of up to RMB5,000,000 if the concentration of business operator does not have an effect of excluding or limiting competition.

Furthermore, if appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing business. In addition to possible shareholder approval, we may have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increasing delay and costs, and may derail our business strategy if we fail to do so. Moreover, the costs of identifying and consummating acquisitions may be significant. Furthermore, past and future acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results that we expect, or may be involved in potential legal risks that negatively affect our business. Acquisitions could result in the use of substantial amount of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets, and exposure to potential unknown liabilities of the acquired business. Any acquired business may be involved in legal proceedings originating from historical periods prior to the acquisition, and we may not be fully indemnified, or at all, for any damage to us resulting from such legal proceedings, which could materially and adversely affect our financial position and results of operations.
Risks Relating to Our Ordinary Shares, the ADSs, and This Offering
The ADSs offered hereby will be sold in an “at-the-market offering” and investors who buy ADSs at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. In addition, investors may experience a decline in the value of the ADSs that they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The trading price of our ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.
The trading price of our ADSs has been volatile since our ADSs started to trade on the Nasdaq Global Select market, and could fluctuate widely due to factors beyond our control. The trading price of our Class A ordinary shares, likewise, can be volatile for similar or different reasons. This may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in Hong Kong or the United States. The securities of some of these companies have experienced significant volatility, including price declines in connection with their public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in Hong Kong or the United States in general and consequently may impact the trading performance of our Class A ordinary shares or ADSs, regardless of our actual operating performance.
In addition to market and industry factors, the price and trading volume for our Class A ordinary shares or ADSs may be highly volatile for factors specific to our own operations, including the following:
•
variations in our revenues, earnings and cash flow;

•
announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•
announcements of new services and expansions by us or our competitors;

•
changes in financial estimates by securities analysts;

•
detrimental adverse publicity about us, our services or our industry;

•
additions or departures of key personnel;

•
release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•
actual or potential litigation or regulatory investigations; and

•
regulatory developments affecting us, our users, suppliers, or our industry.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A ordinary shares or ADSs will trade.
In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.
Pursuant to our fifth amended and restated memorandum and articles of association, our authorized and issued ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares and Class B ordinary shares vote together as a single class except as may otherwise be required by law, and holders of Class A ordinary shares will be entitled to one vote per share while holders of Class B ordinary shares will be entitled to ten votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Class B ordinary shares shall only be held by the Founder (as defined in our fifth amended and restated memorandum and articles of association) or a Director Holding Vehicle (as defined in our fifth amended and restated memorandum and articles of association). Subject to the Hong Kong Listing Rules or other applicable laws or regulations, each Class B ordinary share shall be automatically converted into one Class A ordinary share upon the occurrence of any of the following events: (i) the death of the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the death of the Founder); (ii) the holder of such Class B ordinary share ceasing to be a Director or a Director Holding Vehicle for any reason; (iii) the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the Founder) being deemed by the Hong Kong Stock Exchange to be incapacitated for the purpose of performing his duties as a Director; (iv) the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the Founder) being deemed by the Hong Kong Stock Exchange to no longer meet the requirements of a director set out in the Hong Kong Listing Rules; or (v) any direct or indirect sale, transfer, assignment, or disposition of the beneficial ownership of, or economic interest in, such Class B ordinary share or the control over the voting rights attached to such Class B Ordinary Share through voting proxy or otherwise to any person, including by reason that a Director Holding Vehicle no longer complies with Rule 8A.18(2) of the Hong Kong Listing Rules (in which case the Company and the Founder or the Director Holding Vehicle must notify the Hong Kong Stock Exchange as soon as practicable with details of the non-compliance), other than a transfer of the legal title to such Class B ordinary share by the Founder to a Director Holding Vehicle wholly-owned and wholly controlled by him, or by a Director Holding Vehicle to the Founder or another Director Holding Vehicle wholly-owned and wholly controlled by the Founder.
As of April 30, 2022, Mr. Xiang Li, our chairman and chief executive officer, beneficially owned 355,812,080 Class B ordinary shares and 108,557,400 Class A ordinary shares constituting the CEO Award Shares, representing 69.3% of the aggregate voting power of our total issued and outstanding ordinary shares assuming none of the performance-based conditions is met and no award premium is paid in respect of all CEO Award Shares, due to the disparate voting powers associated with our dual-class voting structure. Mr. Li will continue to have considerable influence over matters requiring shareholder approval. This concentration of ownership may discourage, delay, or prevent a change of control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares or ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class A ordinary shares or ADSs may view as beneficial.

Our dual-class voting structure may render the ADSs representing our Class A ordinary shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of the ADSs.
Certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. For example, S&P Dow Jones and FTSE Russell have changed their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. As a result, our dual-class voting structure may prevent the inclusion of the ADSs representing our Class A ordinary shares in such indices, which could adversely affect the trading price and liquidity of the ADSs representing our Class A ordinary shares.
If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares or ADSs, the market price for our Class A ordinary shares or ADSs and trading volume could decline.
The trading market for our Class A ordinary shares or ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class A ordinary shares or ADSs, the market price for our Class A ordinary shares or ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A ordinary shares or ADSs to decline.
The sale or availability for sale of a substantial number of our Class A ordinary shares or ADSs could adversely affect their market price.
Sales of a substantial number of our Class A ordinary shares or ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A ordinary shares or ADSs and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares or ADSs.
We may need additional capital, and the sale of additional ADSs or other equity securities could result in additional dilution to our shareholders, and the incurrence of additional indebtedness could increase our debt service obligations.
We may require additional cash resources due to changed business conditions, strategic acquisitions, or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity and equity-linked securities could result in additional dilution to our shareholders. The sale of substantial number of ADSs could dilute the interests of our shareholders and ADS holders and adversely affect the market price of the ADSs. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.
Our management has broad discretion over the use of proceeds from this offering and may not apply the proceeds in ways that increase the value of your investment.
Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we intend to use the net proceeds from this offering as described in “Use of Proceeds,” our management retains significant discretion with respect to the use of proceeds. Our management might not apply the net proceeds from this offering in ways that increase the value of your investment. You may not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds from this offering may be used in a manner that does not generate favorable returns.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares or ADSs for return on your investment.
We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares or ADSs as a source for any future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends. Our shareholders may also by ordinary resolution declare dividends, but no dividend can exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares or ADSs. There is no guarantee that our Class A ordinary shares or ADSs will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares or ADSs. You may not realize a return on your investment in our Class A ordinary shares or ADSs and you may even lose your entire investment in our Class A ordinary shares or ADSs.
There can be no assurance that we will not be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or Class A ordinary shares.
A non-U.S. corporation, such as our company, will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income (the “income test”); or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Although the law in this regard is not entirely clear, we treat our consolidated VIEs and their subsidiaries as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidated their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the consolidated VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year. Assuming that we are the owner of our consolidated VIEs and their subsidiaries for U.S. federal income tax purposes, and based on the current and anticipated value of our assets and composition of our income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future.
While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market prices of our ADSs and Class A ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our ADSs or Class A ordinary shares from time to time (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets.
If we were to be or become a PFIC for any taxable year during which a U.S. Holder (as defined in “Item 10. Additional Information — E. Taxation — United States Federal Income Tax Considerations”) holds our ADSs or Class A ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Item 10. Additional Information — E. Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Our fifth amended and restated memorandum and articles of association give us power to take certain actions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares, including Class A ordinary shares and ADSs, at a premium.
Our fifth amended and restated memorandum and articles of association give us power to take certain actions that could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Subject to the conditions that (i) no new class of shares with voting rights superior to those of Class A ordinary shares will be created and (ii) any variations in the relative rights as between the different classes will not result in the creation of new class of shares with voting rights superior to those of Class A ordinary shares, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, in the form of ADSs or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares or ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares or ADSs may be materially and adversely affected. However, our exercise of any such power that may limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions under the memorandum and articles after our listing on the Hong Kong Stock Exchange is subject to our overriding obligations to comply with all applicable Hong Kong laws and regulations, the Hong Kong Listing Rules, and the Codes on Takeovers and Mergers and Share Buy-backs. We have adopted our fifth amended and restated memorandum and articles of association in our extraordinary general meeting of shareholders held on November 16, 2021 to comply with such obligations.
You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.
We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in Hong Kong or some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than Hong Kong or the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a Hong Kong court or a federal court of the United States.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than copies of the memorandum and articles of association, the register of mortgages and charges, and any special resolutions passed by the shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as Hong Kong or the United States. If we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.
As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in Hong Kong or the United States.
Your investment in our Class A ordinary shares or ADSs may be impacted if we are encouraged to issue CDRs in the future.
PRC government authorities have issued new rules that allow PRC technology companies listed outside China to list on the mainland stock market through the creation of Chinese Depositary Receipts, or CDRs. However, as the CDR mechanism is newly established, there are substantial uncertainties in the interpretation and implementation of these rules. We might consider and be encouraged by the evolving PRC governmental policies to issue CDRs and allow investors to trade our CDRs on PRC stock exchanges in the future. However, there are uncertainties as to whether a pursuit of CDRs in China would bring positive or negative impact on your investment in our Class A ordinary shares or ADSs.
The conversion of the 2028 Notes or any convertible notes that we may issue in the future may dilute the ownership interest of the existing shareholders and existing ADS holders, including holders who had previously converted their notes.
We issued US$862.5 million 0.25% convertible senior notes due 2028, or the 2028 Notes, in April 2021, which may be converted, at an initial conversion rate of 35.2818 ADSs per US$1,000 principal amount of notes (which represents an initial conversion price of US$28.34 per ADS) at each holder’s option at any time on or after November 1, 2027, until the close of business on the second scheduled trading day immediately preceding the maturity date of May 1, 2028, or at the option of the holders upon satisfaction of certain conditions and during certain periods prior to the close of business on the business day immediately preceding November 1, 2027. As the conversion of the 2028 Notes may take place anytime during such periods if the relevant conditions are fulfilled, the conversion of the 2028 Notes and any convertible notes that we may issue in the future will dilute the ownership interests of existing shareholders and existing ADS holders. Any sales in the public market of the ADSs issuable upon such conversion may increase the opportunities to create short positions with respect to the ADSs, which could adversely affect prevailing trading prices of our ADSs. In addition, the existence of such convertible notes may encourage short selling by market participants because the conversion of such notes could depress the price of our ADSs. The price of our ADSs could be affected by possible sales of our ADSs by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity, which we expect to occur involving our ADSs.

We may not have the ability to raise the funds necessary to settle conversion of the convertible notes in cash, to repurchase the convertible notes upon a fundamental change, to repurchase the convertible notes on May 1, 2024 and May 1, 2026, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the convertible notes.
Holders of the 2028 Notes have the right to require us to repurchase their notes on May 1, 2024 and May 1, 2026 or upon the occurrence of a fundamental change (as defined in the indenture), in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor or to settle the notes being converted. Our failure to repurchase the notes at a time when the repurchase is required by the indenture governing the notes or to pay any cash payable on future conversions of the notes as required by the indenture governing the notes would constitute a default under the indenture. A default under the indenture or a fundamental change itself could also lead to a default under agreements governing any of our future indebtedness outstanding at the time. If the repayment of any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares or ADSs.
Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding relevant issuers and their business prospects in order to create negative market momentum and generate profits for themselves after selling securities short.
Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholders’ equity, and any investment in our Class A ordinary shares or ADSs could be greatly reduced or rendered worthless.
ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our Class A ordinary shares provides that, subject to the depositary’s right to require a claim to be submitted to arbitration, the federal or state courts in the City of New York have exclusive jurisdiction to hear and determine claims arising under the deposit agreement (including claims arising under the Exchange Act or the Securities Act) and in that regard, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class A ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs shall relieve us or the depositary from our respective obligations to comply with the Securities Act and Exchange Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Certain judgments obtained against us by our shareholders may not be enforceable.
We are a Cayman Islands exempted company and the majority of our assets are located outside of Hong Kong or the United States. Substantially all of our operations are conducted in China. In addition, most of our current directors and officers are nationals and residents of countries other than Hong Kong or the United States. Substantially all of the assets of these persons may be located outside Hong Kong or the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in Hong Kong or the United States in the event that you believe that your rights have been infringed under Hong Kong laws, the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.
Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
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the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

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the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Select Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.
As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.
As a Cayman Islands exempted company listed on the Nasdaq Global Select Market, we are subject to Nasdaq listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq listing standards. For example, neither the Companies Act (As Revised) of the Cayman Islands nor our fifth amended and restated memorandum and articles of association requires a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee under the Nasdaq listing standards, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. As a result of certain home country practices we may follow in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq listing standards applicable to U.S. domestic issuers. In addition, if we are subject to listing standards or other rules or regulations of other jurisdictions in the future, those requirements may further change the degree of protection for our shareholders to the extent they differ from the Nasdaq listing standards applicable to U.S. domestic issuers.
The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct how the Class A ordinary shares represented by your ADSs are voted.
Holders of ADSs do not have the same rights as our registered shareholders. As a holder of ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. You will only be able to exercise the voting rights that are carried by the underlying Class A ordinary shares represented by your ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary. If we instruct the depositary to ask for your instructions, then upon receipt of your voting instructions, the depositary will try, as far as practicable, to vote the underlying Class A ordinary shares represented by your ADSs in accordance with these instructions. If we do not instruct the depositary to ask for your voting instructions, the depositary may still vote in accordance with the instructions you give, but it is not required to do so. You will not be able to directly exercise your right to vote with respect to the underlying Class A ordinary shares represented by your ADSs unless you withdraw the shares and become a registered holder of such shares prior to the record date for the general meeting. Under our fifth amended and restated memorandum and articles of association, an annual general meeting must be called by not less than 21 days’ notice in writing and any other general meeting (including an extraordinary general meeting) must be called by not less than 14 days’ notice in writing.

When a general meeting is convened, you may not receive sufficient advance notice of the meeting to withdraw the Class A ordinary shares underlying your ADSs and become the registered holder of such shares to allow you to attend the general meeting and to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under our fifth amended and restated memorandum and articles of association, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the Class A ordinary shares underlying your ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We have agreed to give the depositary sufficient prior notice of shareholder meetings. Nevertheless, we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying Class A ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct how the Class A ordinary shares represented by your ADSs are voted and you may have no legal remedy if the Class A ordinary shares represented by your ADSs are not voted as you requested.
The depositary for our ADSs will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs if you do not vote at shareholders’ meetings, except in limited circumstances, which could adversely affect your interests.
Under the deposit agreement for the ADSs, if you do not vote, the depositary will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs at shareholders’ meetings unless:
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we have failed to timely provide the depositary with notice of meeting and related voting materials;

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we have instructed the depositary that we do not wish a discretionary proxy to be given;

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we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

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a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

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the voting at the meeting is to be made on a show of hands.

The effect of this discretionary proxy is that if you do not vote at shareholders’ meetings, you cannot prevent our Class A ordinary shares underlying your ADSs from being voted, except under the circumstances described above. This may make it more difficult for shareholders to influence the management of our company. Holders of our Class A ordinary shares are not subject to this discretionary proxy.
Your rights to pursue claims against the depositary as a holder of ADSs are limited by the terms of the deposit agreement.
Under the deposit agreement, any action or proceeding against or involving the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby or by virtue of owning the ADSs may only be instituted in a state or federal court in New York, New York, and you, as a holder of our ADSs, will have irrevocably waived any objection which you may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding.
The depositary may, in its sole discretion, require that any dispute or difference arising from the relationship created by the deposit agreement be referred to and finally settled by an arbitration conducted under the terms described in the deposit agreement. These arbitration provisions govern such dispute or difference and do not, in any event, preclude you from pursuing claims under the Securities Act or the Exchange Act in state or federal courts.

You may not receive dividends or other distributions on our Class A ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.
The depositary of our ADSs has agreed to pay you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities underlying our ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, Class A ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Class A ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of our ADSs.
You may experience dilution of your holdings due to inability to participate in rights offerings.
We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.
You may be subject to limitations on transfer of your ADSs.
Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We have incurred and may continue to incur increased costs as a result of being a public company.
We are a public company and have incurred, and may continue to incur, significant legal, accounting, and other expenses that we had not incurred as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq Global Select Market, impose various requirements on the corporate governance practices of public companies. As we are no longer an “emerging growth company” since December 31, 2020, we incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. For example, as a result of becoming a public company, we increased the number of independent directors and adopted policies regarding internal controls and disclosure controls and procedures. In addition, we have incurred, and expect to continue to incur, additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.
In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations as of and for the three months ended March 31, 2021 and 2022 in conjunction with the unaudited condensed consolidated financial statements and the related notes for the same periods included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 28, 2022 and “Item 5. Operating and Financial Review and Prospects” in our 2021 Annual Report, both of which are incorporated by reference in this prospectus supplement. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk factors” or in other parts of this prospectus supplement.
Impact of the COVID-19 Pandemic on Our Operations and Financial Performance
In late March and April 2022, the COVID-19 resurgence affected China’s automotive industry in general and our company and our suppliers in particular, resulting in severe industry-wide disruptions in supply chain, logistics, and production. The resurgence of the COVID-19 cases caused by the Omicron variants has incapacitated some of our suppliers in the Yangtze Delta region and adversely affected the supply of certain parts for our production, and materially affected our production in April, resulting in delayed deliveries for some of our users. Some of our supplier chain partners are in key industrial sectors identified by local authorities and thus are prioritized in restoring regular operations. We are working with all of our supply chain partners to restore production capacity and aim to shorten the delivery waiting time for Li ONE users. The COVID-19 resurgence also adversely affected our retail store expansion. With the COVID-19 resurgence gradually under control, we plan to continue to expand our sales network to meet the increasing demands from our users. Despite the impact of COVID-19 resurgence, we delivered 31,716 vehicles in the first quarter of 2022, representing a 152.1% year-over-year increase. Our total revenues increased from RMB3.6 billion for the three months ended March 31, 2021 to RMB9.6 billion (US$1.5 billion) for the three months ended March 31, 2022, representing a 167.5% year-over-year increase.
The extent to which the COVID-19 pandemic affects our financial condition, results of operations, and cash flows in the future will depend on the future developments of the pandemic, including the extent and severity of new waves of outbreak in China and other countries, the development and progress of distribution of COVID-19 vaccine and other medical treatment and the effectiveness of such vaccine and other medical treatment, and the actions taken by government authorities to contain the outbreak, all of which are highly uncertain, unpredictable, and beyond our control. In addition, our financial condition, results of operations, and cash flows could be adversely affected to the extent that the pandemic harms the Chinese economy in general. As of March 31, 2022, we had a total of RMB51.2 billion (US$8.1 billion) in cash and cash equivalents, restricted cash, and time deposits and short-term investments. We believe that this level of liquidity is sufficient to successfully navigate an extended period of uncertainty.
In light of the uncertainties in the global market and economic conditions attributable to the COVID-19 pandemic, we will continue to evaluate the nature and extent of the impact of the COVID-19 pandemic to our financial condition and liquidity. See also “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our production, delivery, and operations, which could materially and adversely affect our business, financial condition, and results of operations” in our 2021 Annual Report.
Results of Operations for the Three Months Ended March 31, 2022
Set forth below is a discussion of our unaudited consolidated statements of comprehensive loss data for the three months ended March 31, 2021 and 2022. The discussion of our audited financial information for each of the three years ended December 31, 2021 and as of December 31, 2020 and 2021 is set forth in “Item 5. Operating and Financial Review and Prospectus” in our 2021 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021
Revenues
Our total revenues increased from RMB3.6 billion for the three months ended March 31, 2021 to RMB9.6 billion (US$1.5 billion) for the three months ended March 31, 2022, primarily due to an increase in revenues from vehicle sales.
Revenues from vehicle sales increased from RMB3.5 billion for the three months ended March 31, 2021 to RMB9.3 billion (US$1.5 billion) for the three months ended March 31, 2022, primarily attributable to an increase in deliveries for the three months ended March 31, 2022.
Revenues from other sales and services increased from RMB111.5 million for the three months ended March 31, 2021 to RMB253.4 million (US$40.0 million) for the three months ended March 31, 2022, primarily attributable to increases in sales of charging stalls, accessories, and services in line with higher accumulated vehicle sales.
Cost of Sales
Our cost of sales increased from RMB3.0 billion for the three months ended March 31, 2021 to RMB7.4 billion (US$1.2 billion) for the three months ended March 31, 2022, due to the increase in sales volume of vehicles.
Gross Profit
As a result of the foregoing, our gross profit increased from RMB616.7 million for the three months ended March 31, 2021 to RMB2.2 billion (US$341.3 million) for the three months ended March 31, 2022. Gross profit from vehicle sales increased from RMB584.7 million for the three months ended March 31, 2021 to RMB2.1 billion (US$329.5 million) for the three months ended March 21, 2022. Gross profit from other sales and services increased from RMB32.1 million for the three months ended March 31, 2021 to RMB75.2 million (US$11.9 million) for the three months ended March 31, 2022. The increase in gross profit for the three months ended March 31, 2022 was primarily attributable to the increase in vehicle deliveries.
Research and Development Expenses
Our research and development expenses increased from RMB514.5 million for the three months ended March 31, 2021 to RMB1.4 billion (US$216.7 million) for the three months ended March 31, 2022, primarily attributable to an increase in employee compensation as a result of growing number of research and development staff as well as an increase in costs associated with new product development.
Selling, General and Administrative Expenses
Our selling, general and administrative expenses increased from RMB509.9 million for the three months ended March 31, 2021 to RMB1.2 billion (US$189.8 million) for the three months ended March 31, 2022, primarily attributable to the increase in employee compensation as a result of growing number of staff as well as an increase in marketing and promotional activities and rental expenses associated with the expansion of our sales network.
Loss from Operations
As a result of the foregoing, the operating loss increased from RMB407.7 million for the three months ended March 31, 2021 to RMB413.1 million (US$65.2 million) for the three months ended March 31, 2022.
Interest Income and Investment Income, Net
Our net interest income and investment income decreased from RMB178.5 million for the three months ended March 31, 2021 to RMB162.9 million (US$25.7 million) for the three months ended March 31, 2022.

Others, Net
Other income/(loss) increased from RMB90.2 million loss for the three months ended March 31, 2021 to RMB279.7 million income for the three months ended March 31, 2022, primarily attributable to an increase of refund on value-added tax payment and reimbursement paid to us by the depositary of our ADS program.
Net Loss
As a result of the foregoing, we incurred net loss of RMB10.9 million (US$1.7 million) for the three months ended March 31, 2022, compared with net loss of RMB360.0 million for the three months ended March 31, 2021.
Cash Flows and Working Capital
As of March 31, 2022, we had RMB51.2 billion (US$8.1 billion) in cash and cash equivalents, restricted cash, time deposits, and short-term investments. Our cash and cash equivalents primarily consist of cash on hand, time deposits, and highly-liquid investments placed with banks or other financial institutions, which are unrestricted for withdrawal or use and have original maturities of three months or less.
Our net operating cash inflow for the three months ended March 31, 2022 was RMB1.8 billion (US$289.3 million), compared with RMB926.3 million for the three months ended March 31, 2021. We believe that our current cash and cash equivalents and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements, capital expenditures, and debt repayment obligations for at least the next 12 months. We may decide to enhance our liquidity position or increase our cash reserve for future operations and investments through additional financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increasing fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.
Cash Flow
The following table sets forth a summary of our cash flows for the periods indicated.
	For the Three Months Ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands, unaudited)
Selected Consolidated Cash Flow Data:
Net cash (used in)/provided by operating activities	926,343	1,833,769	289,270
Net cash used in investing activities	(2,892,396)	1,564,251	246,755
Net cash provided by financing activities	—	902,991	142,443
Effects of exchange rate changes on cash and cash equivalents and restricted cash	(24,104)	(77,503)	(12,226)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(1,990,157)	4,223,508	666,242
Cash, cash equivalents and restricted cash at the beginning of the year/period	10,172,519	30,493,064	4,810,163
Cash, cash equivalents and restricted cash at the end of the year/period	8,182,362	34,716,572	5,476,405

Net cash provided by operating activities for the three months ended March 31, 2022 was RMB1.8 billion (US$289.3 million), primarily attributable to our net loss of RMB10.9 million (US$1.7 million) adjusted for (i) non-cash items of RMB726.1 million (US$114.5 million), which primarily consisted of share-based compensation expenses, depreciation and amortization, and unrealized investment loss and (ii) a net decrease in operating assets and liabilities of RMB1.1 billion (US$176.4 million). The net decrease in operating assets and liabilities was primarily the result of (i) an increase in trade and notes payable of RMB1.7 billion (US$274.1 million) mainly consisting of notes payable and (ii) an increase in other non-current liabilities of RMB337.5 million (US$53.2 million) mainly consisting of accrued warranty and deferred government grants, partially offset by (iii) an increase in inventory of RMB353.2 million (US$55.7 million), which was primarily attributable to increased raw materials due to increased demands and (iv) an increase in prepayments and other current assets of RMB341.8 million (US$53.9 million), which was primarily attributable to an increase in notes receivable from the sale of certain production facilities and equipment in Changzhou manufacturing base, an increases in deductible value-added tax, and an increase in prepayment to vendors.
Net cash provided by investing activities for the three months ended March 31, 2022 was RMB1.6 billion (US$246.8 million). This was primarily attributable to (i) our net redemption of short-term investments and time deposits of RMB3.1 billion (US$494.9 million), partially offset by (ii) purchase of property, plant and equipment and intangible assets of RMB1.3 billion (US$210.1 million) and (iii) our investment in long-term investments of RMB241.0 million (US$38.0 million).
Net cash provided by financing activities for the three months ended March 31, 2022 was RMB903.0 million (US$142.4 million), primarily attributable to (i) proceeds from borrowings of RMB900.0 million (US$142.0 million) by Chongqing Lixiang with a commercial bank in China in February 2022 and (ii) proceeds from exercise of share options of RMB3.0 million (US$472.0 thousand).
Material Cash Requirements
Our material cash requirements as of March 31, 2022 and any subsequent interim period primarily include the cash needs in our business operations and capital expenditures.
Capital Expenditures
Our capital expenditures were RMB 356.1 million and RMB1.3 billion (US$210.1 million) for the three months ended 2021 and 2022, respectively. In these periods, our capital expenditures were primarily used for the acquisition of factory buildings, equipment, tooling and leasehold improvements mainly for retail stores and delivery and servicing centers, laboratories, and production facilities. We plan to continue to incur capital expenditures in the future to meet our business growth. We intend to fund our future capital expenditures with net proceeds from equity and debt offerings, loan financings, existing cash on hand, and cash from sales of vehicles. We expect that our level of capital expenditures will be significantly affected by user demand for our products and services. The fact that we have a limited operating history means that we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate.
Non-GAAP Financial Measure
We use adjusted net (loss)/income, a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. By excluding the impact of share-based compensation expenses, we believe that the non-GAAP financial measure helps identify underlying trends in our business and enhance the overall understanding of our past performance and future prospects. We also believe that the non-GAAP financial measure allows for greater visibility with respect to key metrics used by our management in our financial and operational decision-making.
The non-GAAP financial measure is not presented in accordance with U.S. GAAP and may be different from non-GAAP methods of accounting and reporting used by other companies. The non-GAAP financial measure has limitations as analytical tools and when assessing our operating performance, investors should not consider it in isolation, or as a substitute for net loss or other consolidated statements of comprehensive loss data prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.
We mitigate these limitations by reconciling the non-GAAP financial measure to the most comparable U.S. GAAP performance measure, all of which should be considered when evaluating our performance.

The following table reconciles our adjusted net (loss)/income to net loss, the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, for the periods indicated.
	For the Three Months Ended
	March 31, 2021	March 31, 2022	March 31, 2022
	RMB	RMB	US$
	(in thousands, unaudited)
Net loss	(359,967)	(10,866)	(1,713)
Shared-based compensation expenses	182,928	487,951	76,972
Adjusted net (loss)/income	(177,039)	477,085	75,259

USE OF PROCEEDS
In this offering, we may offer and sell our ADSs having an aggregate offering price of up to US$2,000,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions, and proceeds to us are not determinable at this time.
We currently expect to use the net proceeds from this offering for (i) research and development of next-generation electric vehicle technologies including technologies for BEVs, smart cabin, and autonomous driving, (ii) development and manufacture of future platforms and car models, and (iii) working capital needs and general corporate purposes.
The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2022:
•
on an actual basis; and

•
on an adjusted basis giving effect to our issuance and sale of 107,671,600 Class A ordinary shares represented by 53,835,800 ADSs pursuant to this prospectus supplement, at an assumed offering price of US$37.15 per ADS, which was the average closing price of the ADSs on the Nasdaq Global Select Market for the 5 trading days preceding June 24, 2022, resulting in estimated net proceeds of US$1.97 billion, after deducting the sales agents’ fees and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes in our 2021 Annual Report and our unaudited condensed consolidated financial statements and the related notes included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 28, 2022, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2022
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands)
Shareholders’ Equity:
Class A Ordinary Shares (US$0.0001 par value; 4,500,000,000 shares authorized, 1,709,903,330 shares issued and 1,574,524,378 outstanding on an actual basis; and 1,817,574,930 shares issued and 1,682,195,978 outstanding on an as-adjusted basis)	1,176	186	1,244	196
Class B Ordinary Shares (US$0.0001 par value; 500,000,000 shares authorized, 355,812,080 shares issued and outstanding on an actual basis; and 355,812,080 issued and outstanding on an as-adjusted basis)	235	37	235	37
Treasury shares	(88)	(14)	(88)	(14)
Additional paid-in capital	49,878,927	7,868,207	62,383,543	9,840,762
Accumulated other comprehensive income	(1,606,987)	(253,496)	(1,606,987)	(253,496)
Accumulated deficit	(6,816,501)	(1,075,277)	(6,816,501)	(1,075,277)
Total shareholders’ equity	41,456,762	6,539,643	53,961,446	8,512,208

DILUTION
If you purchase the ADSs in this offering, your interest will be diluted to the extent of the excess of the public offering price per ADS over our net tangible book value per ADS after this offering. Our net tangible book value as of March 31, 2022 was RMB40.7 billion (US$6.4 billion), or RMB21.08 (US$3.33) per ordinary share and RMB42.16 (US$6.66) per ADS. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities.
After (i) giving effect to the sale of the ADSs in the aggregate amount of US$2.0 billion at an assumed offering price of US$37.15 per ADS issued and outstanding, which was the average closing price of the ADSs on the Nasdaq Global Select Market for the 5 trading days preceding June 24, 2022 and (ii) deducting the sales agents’ fees and commissions and estimated offering expenses of US$27.4 million payable by us, we would have had a net tangible book value as of March 31, 2022 of US$8.4 billion, or US$4.12 per ordinary share and US$8.24 per ADS. This represents an immediate increase in the net tangible book value of US$0.79 per ordinary share and US$1.58 per ADS to our existing shareholders and ADS holders, respectively, and an immediate and substantial dilution in net tangible book value of US$14.46 per ordinary share and US$28.91 per ADS to new investors. The following table illustrates this per ADS dilution:
	Per Ordinary Share	Per ADS
Assumed offering price	US$18.58	US$37.15
Net tangible book value as of March 31, 2022	US$3.33	US$6.66
Increase in net tangible book value attributable to this offering	US$0.79	US$1.58
As-adjusted net tangible book value after this offering	US$4.12	US$8.24
Net dilution to new investors	US$14.46	US$28.91
The table above assumes for illustrative purposes that an aggregate of 53,835,800 of the ADSs are sold at a price of US$37.15 per ADS, which was the average closing price of the ADSs on the Nasdaq Global Select Market for the 5 trading days preceding June 24, 2022, for aggregate gross proceeds of US$2.0 billion. The ADSs sold in this offering, if any, will be sold from time to time at various prices. An increase of US$1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of US$37.15 per ADS shown in the table above, assuming all of the ADSs in the aggregate amount of US$2.0 billion are sold at that price, would increase the dilution in net tangible book value per ordinary share and per ADS to new investors in this offering to US$14.96 per ordinary share and US$29.92 per ADS, after deducting the sales agents’ fees and commissions and estimated aggregate offering expenses payable by us. A decrease of US$1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of US$37.15 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of US$2.0 billion are sold at that price, would decrease the dilution in net tangible book value per ordinary share and per ADS to new investors in this offering to US$13.97 per ordinary share and US$27.94 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The calculations above are based upon 1,930,336,458 ordinary shares issued and outstanding as of March 31, 2022, excluding (i) 26,821,552 Class A ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans, and (ii) 108,557,400 Class A ordinary shares underlying awards granted under our 2021 Share Incentive Plan to Mr. Xiang Li, our chairman and chief executive officer, with certain performance-based vesting conditions. To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, our shareholders and ADS holders will experience further dilution.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay our debts as they fall due in the ordinary course of business. In addition, our shareholders may declare a dividend by ordinary resolution, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends on our Class A ordinary shares, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors our board of directors may deem relevant.
We do not expect to pay any cash dividends on our Class A ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.
If we pay any dividends on our Class A ordinary shares, we will also pay those dividends that are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to holders of ADSs in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

DESCRIPTION OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT
In this offering, we may offer and sell the ADSs having an aggregate offering price of up to US$2,000,000,000 from time to time on the Nasdaq Global Select Market for the ADSs through Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited acting as our sales agents. As of June 22, 2022, our authorized share capital consists of (i) 4,500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 1,709,903,330 of which are issued and outstanding and (ii) 500,000,000 Class B ordinary shares of a par value of US$0.0001 each, 355,812,080 of which are issued and outstanding. As of June 22, 2022, there are vested and exercisable options to purchase 44,660,370 ordinary shares. The material terms and conditions of our ordinary shares are described under the caption “Description of Share Capital,” starting from page 29 of the accompanying prospectus. The material terms and conditions of our ADSs are described under the caption “Description of American Depositary Shares,” starting from page 43 of the accompanying prospectus.

PLAN OF DISTRIBUTION
Sales of the ADSs under this prospectus supplement and the accompanying prospectus may include ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market for the ADSs, or as otherwise agreed with the sales agents.
Upon written instruction from us, Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited, as the sales agents, will use their reasonable efforts to sell on our behalf, as our agents, the ADSs offered hereby as agreed upon by us and the sales agents. We will designate the maximum number of ADSs to be sold through the sales agents, on a daily basis or otherwise as we and the sales agents agree. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their reasonable efforts to sell, as our sales agents and on our behalf, all of the designated ADSs. We may instruct the sales agents not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of ADSs under the equity distribution agreement by notifying the sales agents. Likewise, the sales agents may suspend the offering of ADSs under the equity distribution agreement by notifying us of such suspension.
The sales agents will provide written confirmations to us following the close of trading on the Nasdaq Global Select Market each day on which the ADSs are sold under the equity distribution agreement. Each confirmation will include the number of ADSs sold on that day, the gross offering proceeds received from such sale, and the compensation payable by us to the sales agents in connection with such sales. We will report the number of ADSs sold through the sales agents under the equity distribution agreement, the proceeds to us (before expenses), and the compensation paid by us to the sales agents in connection with the sales of the ADSs.
The sales agents are expected to make offers and sales through their respective affiliates or other registered broker-dealers or selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer ADSs in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC and, to the extent that its conduct may be deemed to involve participation in offers or sales of ADSs in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with the applicable laws and regulations.
We will pay the sales agents at a commission rate of up to 1.3% of the gross offering proceeds from securities that we sold through them as the sales agents under the equity distribution agreement. Our net proceeds from the offering of securities hereunder will equal the gross proceeds, less the sales agents’ fees and commissions and any expenses payable by us and any transaction fees imposed by any government or self-regulatory organization in connection with the sales.
Settlement for sales of ADSs will occur on or before the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.
As our sales agents, Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited will not engage in any transactions that stabilize the market price of the ADSs.
In connection with the sale of the ADSs on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to them may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.
Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited, and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc.,

and China International Capital Corporation Hong Kong Securities Limited, and certain of their affiliates have from time to time performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their respective various business activities, Goldman Sachs (Asia) L.L.C., UBS Securities LLC, and Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited, and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their respective customers, and such investment and securities activities may involve securities and/or instruments of our company or our affiliates. If Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited, or any of their affiliates have a lending relationship with us, the sales agents or their affiliates routinely hedge or may hedge their credit exposure to us consistent with their customary risk management policies. Typically, Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited, and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the ADSs offered hereby. Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc., and China International Capital Corporation Hong Kong Securities Limited, and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
If the sales agents or we have reason to believe that the ADSs do not satisfy the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act for an “actively traded security,” that party will promptly notify the other party and sales of the ADSs under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.
The sales agents agree, on a pro rata basis, to reimburse us for certain of our expenses incurred in connection with this offering in an aggregate amount up to US$1,500,000.
The offering of ADSs pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all the ADSs subject to the distribution agency agreement or (ii) the termination of the distribution agency agreement by us or by the sales agents.
The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queens Road Central, Hong Kong. The address of UBS Securities LLC is 1285 Avenue of the Americas, New York, NY 10019, U.S.A. The address of Barclays Capital Inc. is 745 Seventh Avenue, New York, NY 10019, U.S.A. The address of China International Capital Corporation Hong Kong Securities Limited is 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong.
Notice to Hong Kong Investors
Our Class A ordinary shares are listed on the Main Board of the Hong Kong Stock Exchange under the stock code “2015.” For purposes of this offering, this prospectus supplement has not been and will not be registered with the Registrar of Companies in Hong Kong. The ADSs to be offered in this offering have not been, and will not be, offered or sold by means of any document other than (i) in circumstances that do not result in the document offering any shares or debentures to the public for subscription or purchase for cash or other consideration or calculated to invite offers by the public to subscribe for or purchase for cash or other consideration any shares or debentures or otherwise constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation, or document relating to the ADSs or this offering has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the ADSs that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

TAXATION
Cayman Islands
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
PRC Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the STA issued a circular, known as STA Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the STA’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to STA Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.
We believe that Li Auto Inc. is not a PRC resident enterprise for PRC tax purposes. Li Auto Inc. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Li Auto Inc. meets all of the conditions above. Li Auto Inc. is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.
If the PRC tax authorities determine that Li Auto Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non-PRC resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC resident individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC resident individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% (and in the case of dividends, may be withheld at source). Any PRC tax liability may be reduced under an applicable tax treaty. However, it is unclear whether non-PRC shareholders of Li Auto Inc. would be able to obtain the benefits of any tax treaties between their country of tax residence and China in the event that Li Auto Inc. is treated as a PRC resident enterprise. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business

in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders” in our 2021 Annual Report.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder (as defined below) that holds our ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, alternative minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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holders who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation; investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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persons holding ADSs or Class A ordinary shares in connection with a trade or business outside the United States;

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persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our stock (by vote or value); or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A ordinary shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are generally categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
Although the law in this regard is not entirely clear, we treat our consolidated VIEs and their subsidiaries as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidated their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.
Assuming that we are the owner of the VIEs and their subsidiaries for U.S. federal income tax purposes, and based upon our current and projected income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable year is a fact intensive determination made annually that depends, in part, upon the composition of our income and assets. Fluctuations in the market prices of our ADSs and Class A ordinary shares may cause us to be or become classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market prices of our ADSs and Class A ordinary shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our current market capitalization. If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming classified as a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.
The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC for any taxable year are discussed below under “— Passive Foreign Investment Company Rules.”
Dividends
Any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ADSs or Class A ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for our taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Our ADSs (but not our Class A ordinary shares), which are listed on the Nasdaq Global Select Market, are considered readily tradeable on an established securities market in the United States. There can be no assurance, however, that our ADSs will be considered readily tradeable on an established securities market in later years.
In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “— PRC Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares, regardless of whether such shares are represented by the ADSs, would be eligible for the reduced rates of taxation described in the preceding paragraph provided that all other applicable conditions for the reduced rates are met.
Dividends paid on our ADSs or Class A ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes (not in excess of any applicable Treaty rate) imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may (subject to applicable limitations) instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. In the event that gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in China, a U.S. Holder may elect to treat such gain as PRC-source gain under the Treaty. Pursuant to recently issued Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A ordinary shares. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit or deduction under their particular circumstances, their eligibility for benefits under the Treaty and the potential impact of the recently issued Treasury Regulations.
Any Hong Kong stamp duty imposed on dealings in our Class A ordinary shares or ADSs will not be creditable against a U.S. Holder’s U.S. federal income tax liability. U.S. Holders should consult their tax advisers regarding whether any stamp duty may be deductible, or reduce the amount of gain (or increase the amount of loss) recognized upon the disposition of the Class A ordinary shares or ADSs.
Passive Foreign Investment Company Rules
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means the total amount of distributions paid during a taxable year to a U.S. Holder to the extent that they exceed 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition of ADSs or Class A ordinary shares. Under the PFIC rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

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the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income;

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the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our subsidiaries, our consolidated VIEs or any of their subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, our consolidated VIEs, or their subsidiaries.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange or other market, as defined in applicable United States Treasury Regulations. Our ADSs are listed on the Nasdaq Global Select Market, which is a qualified exchange for these purposes, and our Class A ordinary shares are listed on the Hong Kong Stock Exchange, which should constitute a qualified exchange or other market. We anticipate that our ADSs and Class A ordinary shares should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes a valid mark-to-market election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs or Class A ordinary shares held at the end of the taxable year over the adjusted tax basis of such ADSs or Class A ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs or Class A ordinary shares over the fair market value of such ADSs or Class A ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs or Class A ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs or Class A ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election, and any reaming loss will be a capital loss.
Because a mark-to-market election technically cannot be made for any lower-tier PFICs that we may own, a U.S. Holder that makes the mark-to-market election may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or Class A ordinary shares if we are or become a PFIC.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters as to Hong Kong law. The sales agent is being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities law, New York State law, and Hong Kong law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the sales agent by King & Wood Mallesons. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Davis Polk & Wardwell LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information that we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Li Auto Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Li Auto Inc., CIK number 0001791706.
We incorporate by reference the documents listed below in this prospectus supplement.
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Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 19, 2022 (File No. 001-39407), or our 2021 Annual Report;

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Our current report on Form 6-K furnished to the SEC on June 28, 2022 (File No. 001-39407), including the exhibit thereto; and

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With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
Li Auto Inc.
11 Wenliang Street
Shunyi District, Beijing 101399
People’s Republic of China
+86 (10) 8742-7209
Attention: Investor Relations

PROSPECTUS
Li Auto Inc.
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A ordinary shares held by them. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 57 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “LI.” On July 30, 2021, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$33.39 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 2, 2021

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to our American depositary shares, each of which represents two Class A ordinary shares;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

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“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value US$0.0001 per share;

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“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States; and

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“we,” “us,” “our company” and “our” refer to Li Auto Inc., a Cayman Islands exempted company, and its subsidiaries and its VIEs and their respective subsidiaries, as the context requires.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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the expected outlook of the automotive market including the NEV market in China;

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our expectations regarding demand for and market acceptance of our products;

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our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

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competition in our industry;

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relevant government policies and regulations relating to our industry;

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general economic and business conditions globally and in China; and

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assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

CORPORATE INFORMATION
Our principal executive offices are located at 11 Wenliang Street, Shunyi District, Beijing 101399, People’s Republic of China. Our telephone number at this address is +86 (10) 8742-7209. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.lixiang.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Please see the factors set forth under “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
Summary of Risk Factors
Below please find a summary of the principal risks we face, organized under relevant headings.
Risks Related to Our Business and Industry,
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
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We have a limited operating history and face significant challenges as a new entrant into our industry.

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Our ability to develop, manufacture, and deliver automobiles of high quality and appeal to users, on schedule, and on a large scale is unproven and still evolving.

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We currently depend on revenues generated from a single model of vehicles and in the foreseeable future from a limited number of models.

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We are subject to risks associated with EREVs.

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We recorded net losses and had negative net cash flows from operations in the past, and we have not been profitable, which may continue in the future.

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Our vehicles may not perform in line with user expectations and may contain defects.

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We may not be successful in the highly competitive China automotive market.

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We may not succeed in continuing to establish, maintain, and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

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Our research and development efforts may not yield the results as expected.

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We could experience disruptions in supply of raw materials or components used in our vehicles from our suppliers, some of which are our single-source suppliers for the components they supply.

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Orders for Li ONE may be canceled by users despite their deposit payment and online confirmation.

Risks Related to Our Corporate Structure
We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:
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We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a group.

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We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

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Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.

Risks Relating to Doing Business in China
We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:
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The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

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The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for our offshore offerings, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

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We may be adversely affected by the complexity, uncertainties, and changes in PRC regulations on automotive as well as internet-related businesses and companies.

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Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Risks Relating to Our Class A Ordinary Shares and ADSs
Risks and uncertainties related to our Class A ordinary shares and ADSs include, but are not limited to, the following:
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The trading price of our ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.

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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.

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Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence.

Risks Relating to Our Business and Industry
We have a limited operating history and face significant challenges as a new entrant into our industry.
We were founded in 2015, started volume production of our first vehicle model, Li ONE, in November 2019, and delivered over 72,000 Li ONEs as of July 31, 2021. There is no historical basis for making judgments on the demand for our vehicles or our ability to develop, manufacture, and deliver vehicles, or our profitability in the future. It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. You should consider our business and prospects in light of the risks and challenges we face as a new entrant into our industry, including with respect to our ability to continuously advance our EV technologies, such as EREV and HPC BEV technologies, to develop and manufacture safe, reliable, and quality vehicles that appeal to users; delivery and servicing of a large volume of vehicles; turn profitable; build a well-recognized and respected brand cost-effectively; expand our vehicle lineup; navigate the evolving regulatory environment; improve and maintain our operational efficiency; manage supply chain effectively; and adapt to changing market conditions, including technological developments and changes in competitive landscape; and manage our growth effectively.
While we currently focus on SUVs equipped with range extension systems, we will introduce new models in other categories or using other technologies that we have less experience in, such as BEV models or BEV technologies, as we may adjust our strategies and plans from time to time to remain competitive as a new entrant into our industry. If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.
Our ability to develop, manufacture, and deliver automobiles of high quality and appeal to users, on schedule, and on a large scale is unproven and still evolving.
The sustainability of our business depends, in large part, on our ability to timely execute our plan to develop, manufacture, and deliver on a large scale automobiles of high quality and appeal to users. The current annual production capacity of our own Changzhou manufacturing facility is 100,000 units with a utilization rate of approximately 36% in 2020, which we plan to fully utilize and increase to 200,000 vehicles in 2022. Our Changzhou manufacturing facility will continue to produce Li ONE and, with additional investment in necessary tooling and fixture upgrades, our planned full-size premium smart extended-range electric SUV. To date we have limited automobile manufacturing experience to balance production volume and vehicle quality and appeal, and therefore cannot assure you that we will be able to achieve our targeted production volume of commercially viable vehicles on a timely basis, or at all.
Our continued development, manufacturing, and delivery of automobiles of high quality to achieve our targeted production volume are and will be subject to risks, including with respect to:
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lack of necessary funding;

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delays or disruptions in our supply chain;

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delays in the research and development of technologies necessary for our vehicles;

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quality control deficiencies;

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compliance with environmental, workplace safety, and relevant regulations; and

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cost overruns.

Historically, automakers are expected to periodically introduce new and improved models to stay abreast of the market. To remain competitive, we may be required to introduce new vehicle models and perform facelifts on existing vehicle models earlier or more frequently than is originally planned. We cannot assure you that facelifts on Li ONE or any future models we launch will appeal to the users as we expect or that any introduction of new models or facelifts will not affect the sales of existing models.
Furthermore, we rely on third-party suppliers for the provision and development of many of the key components and materials used in our vehicles. To the extent our suppliers experience any difficulties in providing us with or developing necessary components, we could experience delays in delivering vehicles. Any delay in the development, manufacturing, and delivery of Li ONE or future models, or in performing facelifts to existing models, could subject us to user complaints and materially and adversely affect our reputation, demand for our vehicles, and our growth prospects.
Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.
We currently depend on revenues generated from a single model of vehicles and in the foreseeable future from a limited number of models.
Our business currently depends substantially on the sales and success of Li ONE, which is our only production model in the market until the introduction of our planned full-size premium smart extended-range electric SUV in 2022, and two more extended-range electric SUV models. Starting from 2023, we plan to launch at least two new HPC BEV models each year. To the extent our product variety and cycles do not meet consumer expectations, or cannot be achieved on our projected timelines and cost and volume targets, our future sales may be adversely affected. Given that for the foreseeable future our business will depend on a limited number of vehicle models, to the extent a particular model, such as our planned HPC BEV model, is not timely launched or well-received by the market, our sales volume could be materially and adversely affected, which in turn could materially and adversely affect our business, financial condition, and results of operations.
Our vehicles are designed and manufactured for Chinese families, and this is likely the case in the foreseeable future. If the demand for our vehicles significantly decreases, due to a significant change in the average spending power of Chinese families, significant decrease in the number of Chinese families, mismatched market positioning, or other reasons, our business, financial condition, results of operations, and prospects could be materially and adversely affected.
In addition, our single standard configuration with a flat price for Li ONE may not be as effective as we intend. We provide premium and technology features that are typically offered as costly add-ons by our competitors as standard in Li ONE, to save users’ time and money while alleviating our burden in production, sales, and support. However, we cannot assure you that such endeavors will succeed. Users may prefer personalized features based on diversified tastes and needs. In addition, our flat pricing could still exceed certain users’ budget significantly. To the extent that we are unable to meet various user needs in promoting our single standard configuration with flat pricing for Li ONE, our business may be materially and adversely affected.
We are subject to risks associated with EREVs.
EREVs accounted for only 2.8% of the NEV market in terms of sales volume in 2020, according to the CIC Report. EREV technologies are advanced technologies with limited instances of successful commercialization. There is no assurance that EREVs will be continue to be accepted by the market. Moreover, our business and future results of operations will depend on our ability to continue to develop our EREV technologies and improve the performance and efficiency in a cost-effective and timely manner. Our research and development efforts may not be sufficient to adapt to changes in the EREV technologies as well as developments in other EV technologies, including BEV technology, which may reduce the competitive advantages of EREV technology. As technologies evolve, we plan to upgrade or adapt our vehicles and introduce new models with the latest technologies, including EREV technologies. This will require us to invest resources in research and development and to cooperate effectively on new designs with our suppliers, develop actionable insights from data analysis and user feedback, and respond effectively to technological changes and policy and regulatory developments.
As a pioneer to successfully commercialize EREVs in China, we have limited experience to date in volume production of EREVs. We cannot assure you that we will be able to maintain efficient and automated manufacturing capabilities and processes, or reliable sources of component supply that will enable us to meet the quality, price, design, engineering, and production standards, as well as the production volumes to satisfy the market demand for Li ONE and future models.
We also believe that user confidence in EREVs is essential in promoting our vehicles. As a result, consumers will be less likely to purchase our EREVs if they are not convinced of the technical and functional superiority of EREVs. Any defects in or significant malfunctioning of the range extension system, or any negative perceptions of EREVs with or without any grounds, may weaken consumer confidence in EREVs, cause safety concerns among consumers and negatively impact our brand name, financial condition, and results of operations. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed.
We recorded net losses and had negative net cash flows from operations in the past, and we have not been profitable, which may continue in the future.
We have not been profitable since our inception. We incurred net loss of RMB1.5 billion, RMB2.4 billion, RMB151.7 million (US$23.1 million), and RMB360.0 million (US$54.9 million) in 2018, 2019, and 2020 and for the three months ended March 31, 2021, respectively. We expect to continue to incur widening net loss in 2021 primarily due to our continuing investments in (i) the research and development of our future models and autonomous driving solutions, and (ii) the expansion of our production facilities and sales and servicing network. In addition, we had negative net cash flows from operating activities of RMB1.3 billion and RMB1.8 billion in 2018 and 2019, respectively. In 2020 and for the three months ended March 31, 2021, we had positive net cash flows from operating activities of RMB3.1 billion (US$479.2 million) and RMB926.3 million (US$141.4 million), respectively. We made capital expenditures of RMB970.7 million, RMB952.9 million, RMB675.2 million (US$103.1 million), and RMB356.1 million (US$54.4 million) in 2018, 2019, and 2020 and for the three months ended March 31, 2021, respectively. The pressure on us to generate or maintain positive cash flow may be further exacerbated by our contractual obligations, including capital commitments, operating lease obligations, purchase obligations, finance leases and borrowings. We expect to continue to invest in the production ramp-up of Li ONE, expansion of the Changzhou manufacturing facility, expansion of retail stores, galleries, and delivery and servicing centers, and research and development to further expand our business. These investments may not result in revenue increase, or at all, and we may have negative net cash flows from operations again in the future.
We may not generate sufficient revenues or continue to incur substantial losses for a number of reasons, including lack of demand for our vehicles, increasing competition, and other risks discussed herein, and we may incur unforeseen expenses, or encounter difficulties, complications, or delays in deriving revenues or achieving profitability.
Our research and development efforts may not yield the results as expected.
As an emerging automaker, we heavily rely on research and development to establish and strengthen our market position. We develop electric vehicle technologies, such as next-generation EREV powertrain system, high C-rate battery, high-voltage platform, ultra-fast charging technologies, autonomous driving technologies, next-generation intelligent cockpit, operating systems, and computing platforms. In 2018, 2019, and 2020 and for the three months ended March 31, 2021, our research and development expenses amounted to RMB793.7 million, RMB1.2 billion, RMB1.1 billion (US$167.9 million), and RMB514.5 million (US$78.5 million), respectively. Our research and development expenses accounted for 11.6% and 14.4% of our total revenues in 2020 and for the three months ended March 31, 2021, respectively. As technologies evolve, we plan to upgrade or adopt our vehicles and introduce new models with latest technologies, which will require us to invest resources in research and development. Therefore, we expect that our research and development expenses will continue to be significant. As research and development activities are inherently uncertain, we cannot assure you that we will continue to achieve desirable developments from our research and development activities and successfully commercialize such developments. Consequently, our significant research and development efforts may not yield the results as expected. If our research and development efforts fail to keep up with the latest technological developments, we could suffer a decline in our competitive position, which may materially and adversely affect our business, financial condition, and results of operations.
We could experience disruptions in supply of raw materials or components used in our vehicles from our suppliers, some of which are our single-source suppliers for the components they supply.
Li ONE uses over 1,900 parts, including battery cells and semiconductor chips, that we source from over 190 suppliers, some of which are currently our single-source suppliers selected from two or more suppliers that are readily available in the market for these components, and we expect that this may continue for our future vehicles that we may produce. We also rely on key raw materials, such as steel and aluminum, sourced from our suppliers. The supply chain exposes us to multiple potential sources of delivery failure or component shortages. Although we reserve the flexibility to obtain components from multiple sources whenever possible, similar to other players in our industry, many of the components used in our vehicles are purchased by us from a single source. Following the disruptions to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies, there is an ongoing global chip shortage, which would materially and adversely affect the automotive industry. The supply chain exposes us to multiple potential sources of delivery failure or component shortages.
We do not control our suppliers or their business practices. Accordingly, we cannot guarantee that the quality of the components manufactured by them will be consistent and maintained to a high standard.

Any defects of or quality issues with these components or any noncompliance incidents associated with these third-party suppliers could result in quality issues with our vehicles and hence compromise our brand image and results of operations. Additionally, we cannot guarantee the suppliers’ compliance with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and results in delayed delivery of our products, product shortages, or other disruptions of our operations.
Furthermore, qualifying alternate suppliers or developing our own replacements for certain highly customized components of Li ONE may be time consuming and costly. Any disruption in the supply of components, whether or not from a single-source supplier, could temporarily disrupt production of our vehicles until an alternative supplier is fully qualified by us or is otherwise able to supply us the required material. We cannot assure you that we would be able to successfully retain alternative suppliers or supplies on a timely basis, on acceptable terms, or at all. Changes in business conditions, force majeure, government changes, or other factors beyond our control or anticipation, could also affect our suppliers’ ability to deliver components to us on a timely basis. Moreover, if we experience a significant increase in demand or need to replace our existing suppliers, there can be no assurance that additional supplies will be available when required on terms that are favorable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, and prospects.
Orders for Li ONE may be canceled by users despite their deposit payment and online confirmation.
Our users may cancel their orders for many reasons outside of our control, and we have experienced cancelation of orders in the past. In addition, users may terminate their orders even after they have paid deposits and waited for 24 hours upon which their orders automatically become confirmed orders and the deposits become non-fundable. The potentially long wait from reservation to delivery could also impact user decisions on whether to ultimately make a purchase, due to potential changes in preferences, competitive developments, and other factors. If we encounter delays in the deliveries of Li ONE or future vehicle models, a significant number of orders may be canceled. As a result, we cannot assure you that orders will not be canceled and will ultimately result in the final purchase, delivery, and sale of the vehicles. Such cancelations could harm our business, brand image, financial condition, results of operations, and prospects.
Changes in PRC government policies that are favorable for NEVs or domestically manufactured vehicles could materially and adversely affect our business, financial condition, results of operations, and prospects.
The growth of our business benefits from PRC government policies at central and local levels that support the development of NEVs and domestically manufactured vehicles. There are uncertainties about governments’ support for HPC network, which is essential to our plan to launch HPC BEVs.
The PRC government has been implementing strict vehicle emission standards for ICE vehicles. On December 28, 2018, the PRC State Administration for Market Regulation, or the SAMR and the PRC National Standardization Administration jointly issued the Electric Vehicle Energy Consumption Standards, effective on July 1, 2019, to regulate electric vehicles regarding their energy efficiency. As an EREV, Li ONE is equipped with both an ICE-based range extension system and electric motors, and is thus required to comply with both standards. If the electric vehicle energy consumption standards and vehicle emission standards become significantly stricter, we may incur significant costs to obtain advanced energy technology to upgrade our vehicles or design new vehicles if we are able to at all, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
In addition, changes in classification of NEVs and license plate policies have affected, and may continue to affect our business. In certain cities in China, municipal governments impose quotas and lottery or bidding systems to limit the number of license plates issued to ICE vehicles, but exempt NEVs from these restrictions to incentivize the development of the NEV market. Nevertheless, in January 2018, the Beijing municipal government announced that it would only allow BEVs to be considered the NEVs exempt from the license plate restrictions, and EREVs would be treated as ICE vehicles in Beijing for the purposes of obtaining license plates. On December 10, 2018, the NDRC, promulgated the Provisions on Administration of Investment in Automotive Industry, effective on January 10, 2019, which categorize EREVs as electric vehicles, although its impact on the Beijing municipal government’s license plate policy remained uncertain. Similarly, in February 2021, the local counterpart of the NDRC and other four governmental authorities in Shanghai announced similar arrangements that only BEVs would be considered the NEVs exempt from the license plate restrictions starting from January 1, 2023. As a result, Li ONEs sold in Beijing and Shanghai may not enjoy the exemptions from the license plate restrictions available to the BEVs. Two of the major markets for Li ONEs are Beijing and Shanghai, whose respective cumulative sales volume accounts for 6.3% and 9.4% of our total cumulative sales volume as of April 30, 2021, according to the CIC Report. It is uncertain whether the arrangements regarding license plate restrictions will reduce the demand for EREVs, and Li ONEs in particular, in Beijing and Shanghai. Although we are currently not aware of any government plan to adopt similar measures in areas other than Beijing and Shanghai, changes in government policies on the classification of NEVs and license plates, at a local or central level, may materially and adversely affect the demand for Li ONE and our future vehicles, which in turn could materially and adversely affect our business, results of operations, financial conditions, and prospects.
Furthermore, changes in government incentives or subsidies to support NEVs could adversely affect our business. EREVs enjoy certain favorable government incentives and subsidies, including exemption from vehicle purchase tax, one-time government subsidies, exemption from license plate restrictions in certain cities, exemption from driving restrictions in certain cities, and preferential utility rates for charging facilities. However, China’s central government has begun implementing a phase-out schedule for the subsidies provided for purchasers of certain NEVs, which provided that the amount of subsidies provided for purchasers of certain NEVs in 2019 and 2020 would be reduced by 48% as compared to 2017 levels. In April 2020, the PRC Ministry of Finance and other national regulatory authorities issued a circular to extend the original end date of subsidies for NEV purchasers to the end of 2022 and reduce the amount of subsidies in 10% increments each year commencing from 2020. However, only NEVs with an MSRP of RMB300,000 or less before subsidies are eligible for such subsidies starting from July 2020, and the MSRP of Li ONE is higher than the threshold. Li ONE used to be eligible for a government subsidy of RMB10,000 per individual buyer before April 2020, which already had been effectively reflected in the then MSRP of RMB328,000 (approximately US$50,000). Such government subsidy was reduced to RMB8,500 per individual buyer from April to July 2020. After July 2020, Li ONE is no longer eligible for such government subsidy. The MSRP of the Li ONE had remained to be RMB328,000 (approximately US$50,000), regardless of whether Li ONE is eligible for the government subsidy, until the release of the 2021 Li ONE on May 25, 2021. Therefore, the phase- out and cease of the government subsidies have resulted in a decrease of our revenues per vehicle.
Moreover, there is no guarantee that we will be able to successfully commercialize or otherwise offer vehicles that meet this subsidy threshold. We cannot assure you that any further changes would be favorable to our business. Furthermore, any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of NEVs, fiscal tightening or other factors may affect government incentives or subsides and result in the diminished competitiveness of the NEV industry generally.
Our vehicles sales are also impacted by government policies including tariffs on imported cars. According to an announcement by the PRC government, the tariff on imported passenger vehicles (other than those originating in the United States of America) was reduced to 15% starting from July 1, 2018. As a result, pricing advantage of domestically manufactured vehicles could be diminished. Pursuant to the Special Administrative Measures for Market Access of Foreign Investment (2020), or the 2020 Negative List, which is jointly promulgated by the NDRC and the Ministry of Commerce and became effective on July 23, 2020, there is no limit on foreign ownership of automakers for NEVs. In addition, the limits on foreign ownership of automakers for ICE passenger vehicles would be lifted by 2022. As a result, foreign NEV competitors and in the future foreign ICE automakers could build wholly-owned facilities in China without the need for a domestic joint venture partner. For example, Tesla has completed its construction of a factory in Shanghai without a joint venture partner and has begun operations. These changes could intensify market competition and reduce our pricing advantage, which in turn could materially and adversely affect our business, results of operations, financial conditions, and prospects.

The global shortage in the supply of semiconductor chips may disrupt our operations and adversely affect our business, results of operations, and financial condition.
Since October 2020, the supply of semiconductor chips used for automotive manufacturing has been subject to a global shortage following the disruption to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies. Although as of the date of this prospectus, we had not experienced any disruption in the manufacture of our vehicles due to a shortage in the supply of chips, we cannot assure you that we will be able to continue to obtain sufficient amount of chips or other semiconductor components at a reasonable cost. In addition, similar to other components, many of the semiconductor components used in our vehicles are purchased by us from a single source although we reserve the flexibility to obtain the components from multiple sources. If the suppliers for the semiconductor components become unable to meet our demand on acceptable terms, or at all, we may be required to switch to other suppliers, which could be time consuming and costly. If we fail to find alternative suppliers in time, or at all, our production and deliveries could be materially disrupted, which may materially and adversely affect our business, results of operations, and financial condition.
The global shortage in the supply of battery packs may disrupt our operations and adversely affect our business, results of operations, and financial condition.
Our vehicles currently make use of lithium-ion battery cells, which we purchase from third-party suppliers. The prices for the battery cells fluctuate, and their available supply may be unstable, depending on market conditions and global demand for the battery cells and the materials used in the battery cells, such as lithium, nickel, cobalt, and manganese. There is a looming shortage of battery packs since mid-2020 as a result of an increase in global demand due to increased production of NEVs, rising demand for raw material of battery cells, and the disruption in the supply chain due to the COVID-19 pandemic. Although as of the date of this prospectus, we had not experienced any disruption in the manufacture of our vehicles due to a shortage in the supply of battery packs, we cannot assure you that we will be able to continue to obtain sufficient amount of battery packs at a reasonable cost. Our business is dependent on the continued supply of battery packs used in our vehicles. We purchase battery pack from CATL, with which we have developed close partnership for battery packs. If CATL becomes unable to meet our demand on acceptable terms, or at all, we may be required to switch to alternative suppliers. Any disruption in the supply of battery packs from CATL could disrupt production of our vehicles until such time as we find an alternative supplier. There can be no assurance that we would be able to successfully retain alternative suppliers on a timely basis, on acceptable terms or at all. If we fail to find alternative suppliers in time, our production and deliveries could be materially disrupted, which may materially and adversely affect our business, results of operations, and financial condition.
If we fail to effectively manage our inventory, our financial condition, results of operations, and prospects may be materially and adversely affected.
We are exposed to inventory risks that may adversely affect our financial condition, results of operations, and prospects as a result of increased competition, seasonality, new model launches, rapid changes in vehicle life cycles and pricing, defective vehicles, changes in consumer demand and consumer spending patterns, and other factors. In order to operate our business effectively and meet our users’ demands and expectations, we must maintain a certain level of inventory to avoid overstocking or understocking issues and ensure timely delivery. We determine our level of inventory based on our experience and assessment of user demands and number of orders from users.
However, forecasts are inherently uncertain, and the demand for our vehicles may change between the order date and the projected delivery date. If we fail to accurately forecast the demand, we may experience inventory obsolescence and inventory shortage risk. Inventory levels in excess of demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which could adversely affect our profitability. We did not recognize inventory write-downs in 2018, 2019, and 2020 and for the three months ended March 31, 2020 and 2021. In addition, if we underestimate the demand for our vehicles, we may not be able to manufacture a sufficient number of vehicles to meet such unanticipated demand, which could result in delays in the delivery of our vehicles and harm our reputation.

Any of the above may materially and adversely affect our financial condition and results of operations. As we plan to continue to expand our vehicle offerings, we may continue to face challenges in effectively managing our inventory.
We may be compelled to undertake product recalls or other actions, which could adversely affect our brand image, financial condition, results of operations, and growth prospects.
We may be subject to adverse publicity, damage to our brand, and costs for recalls of our vehicles. Effective on November 7, 2020, we voluntarily recalled 10,469 Li ONEs produced on or before June 1, 2020 to replace, free of charge, the control arm ball joint of the front suspension on these Li ONEs in accordance with the requirements by the SAMR. Li ONEs produced after June 1, 2020 are already equipped with an upgraded version of the control arm ball joint of the front suspension. As of the date of this prospectus, we completed over 98.5% of all the replacements and are not aware of any material accidents due to any defects in the control arm ball joint of the front suspension being replaced.
In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our vehicles, including any systems or parts sourced from our suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary, could involve significant expense and could adversely affect our brand image in our target markets, as well as our business, financial condition, results of operations, and growth prospects.
Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.
We will need significant capital to, among other things, conduct research and development, expand our production capacity, and roll out our retail stores, galleries, and delivery and servicing centers. As we ramp up our production capacity and operations we may also require significant capital to maintain our property, plant, and equipment and such costs may be greater than what we currently anticipate. We expect that our level of capital expenditures will be significantly affected by consumer demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from what we currently anticipate. We may seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and prospects may be materially and adversely affected.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our corporate structure. As of December 31, 2018 and 2019, we had shareholders’ deficit of RMB2.4 billion and RMB5.7 billion, respectively. As of December 31, 2020 and March 31, 2021, we had shareholders’ equity of RMB29.8 billion (US$4.5 billion) and RMB29.7 billion (US$4.5 billion), respectively. We may have shareholders’ deficit balance in the future, which may limit our ability to obtain financing and materially and adversely affect our liquidity and financial condition. We might not be able to obtain any funding or service any of the debts we incurred, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.
In addition, our future capital needs and other business reasons could require us to issue additional equity or debt securities or obtain a credit facility. The issuance of additional equity or equity-linked securities could dilute our shareholders and our memorandum and articles of association do not contain any anti-dilution provision. The incurrence of indebtedness would result in an increase in debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our shareholders.

Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.
We face significant challenges with respect to cybersecurity and data privacy, including the storage, transmission, and sharing of confidential information. We transmit and store confidential and private information of our users, such as personal information, including names, user accounts, passwords, and payment or transaction-related information.
We are subject to various regulatory requirements relating to cybersecurity and data privacy, including, without limitation the PRC Cybersecurity Law. See “Regulations — Regulations on Internet Information Security and Privacy Protection” in the Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended. We are required by these laws and regulations to ensure the confidentiality, integrity, availability, and authenticity of the information of our users and distributors, which is also essential to maintaining their confidence in our vehicles and services. We have adopted strict information security policies and deployed advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication and diversity of our products and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of our websites, the Li Auto App, or our vehicles’ electronic systems. If we are unable to protect our systems, and hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification, or destruction, such problems or security breaches could cause a loss, give rise to our liabilities to the owners of confidential information, or subject us to fines and other penalties. In addition, complying with various laws and regulations could cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business, nor any material impact on the disclosure, including PRC counsel's opinion, taken as whole, as stated in“Risk Factors — Risk Relation to Our Corporate Structure - If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” and “Risk Factors — Risks Relating to Doing Business in China — The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.”
In addition, regulatory requirements on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations or significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. For example, the Cyberspace Administration of China issued the Several Provisions on Automobile Data Security Management (Draft for Comments) on May 12, 2021, which further elaborates the principles and requirements for the protection of personal information and important data in the automotive industry, and defines any enterprise or institution engaging in the automobile design, manufacture, and service as a relevant operator. Such operator is required to process personal information or important data in accordance with applicable laws during the automobile design, manufacture, sales, operation, maintenance, and management. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which will take effect in September 2021. The Data Security Law provides for a security review procedure for the data activities that may affect national security. Furthermore, Measures for Cybersecurity Review, which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators who intend to purchase internet products and services that affect or may affect national security shall be subject to a cybersecurity review. On July 10, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review (Revised Draft for Comments), which further restates and expands the applicable scope of the cybersecurity review. Pursuant to the draft measures, critical information infrastructure operators that intend to purchase internet products and services and data processing operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review. The draft measures further stipulate that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. As advised by our PRC legal counsel, the draft measures were released for public comment only, and its operative provisions and the anticipated adoption or effective date may be subject to change with substantial uncertainty. The draft measures remain unclear on whether the relevant requirements will be applicable to companies that intend to be listed in Hong Kong or companies that have been listed in the United States and intend to be listed in Hong Kong, such as us. Furthermore, the exact scope of “critical information infrastructure operators” under the draft measures and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. Therefore, it is uncertain whether we would be deemed as a critical information infrastructure operator under PRC law. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. We cannot predict the impact of the draft measures, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations.
Our warranty reserves may be insufficient to cover future warranty claims, which could adversely affect our financial condition and results of operations.
We provide a five-year or 100,000-kilometer limited warranty for new vehicles, and an eight-year or 120,000-kilometer limited warranty for battery packs, electric motors, and electric motor controllers. Currently, we also offer each initial owner extended lifetime warranty, subject to certain conditions. Our warranty program is similar to other automakers’ warranty programs and is intended to cover all parts and labor to repair defects in material or workmanship in the body, chassis, suspension, interior, electric systems, battery, powertrain, and brake system. It also covers free road assistance under the warranty coverage. We plan to record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, because we only started the volume production of Li ONE in November 2019, our experience with warranty claims regarding our vehicles or with estimating warranty reserves is limited. We cannot assure you that our warranty reserves will be sufficient to cover future warranty claims. We could, in the future, become subject to a significant and unexpected warranty claims, resulting in significant expenses, which would in turn materially and adversely affect our financial condition, results of operations, and prospects.
We have granted, and may continue to grant options and other types of awards under our share incentive plan, which may result in increased share-based compensation expenses.
We adopted a share incentive plan in July 2019, or the 2019 Plan, for the purpose of granting share- based compensation awards to employees, directors, and consultants to incentivize their performance and align their interests with ours. We further adopted the 2020 Share Incentive Plan, or the 2020 Plan, in July 2020 and the 2021 Share Incentive Plan, or the 2021 Plan, in March 2021, in each case for the same purpose. Under the 2019 Plan, 2020 Plan, and 2021 Plan, we are authorized to grant options and other types of awards. The maximum number of Class A ordinary shares that may be issued pursuant to all awards under the 2019 Plan is 141,083,452 as of the date of this prospectus. The maximum number of Class A ordinary shares that may be issued pursuant to all awards under the 2020 Plan is 165,696,625. The maximum number of Class B ordinary shares that may be issued pursuant to all awards under the 2021 Plan is 108,557,400, all of which had been granted as CEO Award Shares and will be converted to Class A ordinary shares on a one-to-one basis with effect immediately upon the listing of the Class A ordinary shares on the main board of the Hong Kong Stock Exchange, or the Listing. As of the date of this prospectus, awards to purchase an aggregate amount of 55,393,578 Class A ordinary shares under the 2019 Plan and awards to purchase an aggregate amount of 35,792,086 Class A ordinary shares under the 2020 Plan had been granted and were outstanding, excluding awards that were forfeited or canceled after the relevant grant dates. On March 8, 2021, we granted options to purchase 108,557,400 Class B ordinary shares under our 2021 Share Incentive Plan to Mr. Xiang Li, our chairman and chief executive officer, with certain performance-based vesting conditions. On May 5, 2021, our board approved to replace such options with the same amount of Class B ordinary shares under the same plan, all of which have become vested upon grant on May 5, 2021, subject to certain undertakings of restrictions by Mr. Li based on certain performance conditions substantially similar to the vesting conditions of the options being replaced. These Class B ordinary shares will be converted to Class A ordinary shares on a one-to-one basis with effect immediately upon the Listing.
We believe the granting of share-based awards is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.
Furthermore, perspective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our share incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.
As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.
As of March 31, 2021, we had 893 issued patents and 749 pending patent applications in China. We cannot assure you that all our pending patent applications will result in issued patents. Even if our patent applications succeed and we are issued patents accordingly, it is still uncertain whether these patents will be contested, circumvented, or invalidated in the future. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The claims under any patents may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. It is also possible that the intellectual property rights of others could bar us from licensing and exploiting our patents. Numerous patents and pending patent applications owned by others exist in the fields where we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our existing patents or pending patent applications may also be challenged by others on the basis that they are otherwise invalid or unenforceable.
We might not be able to fulfil our obligation in respect of deferred revenue, which might have impact on our cash or liquidity position.
Our recognition of deferred revenue is subject to future performance obligations. Our deferred revenue mainly includes the transaction price allocated to the performance obligations that are unsatisfied, or partially satisfied, which mainly arises from the undelivered vehicles, charging stalls, vehicle internet connection services, FOTA upgrades, and extended lifetime warranties for initial owners, as well as customer loyalty points offered in connection with the purchase of Li ONE. We may have multiple performance obligations identified in one vehicle sales contract and the purchase price for sales of our vehicles and all embedded products and services to a user for which we have received consideration, or an amount of consideration is due, from the user, is recorded as deferred revenue. Due to potential future changes in user preferences and the need for us to satisfactorily perform product support and other services, deferred revenue at any particular date may not be representative of actual revenue for any current or future period. Any failure to fulfil the obligations in respect of deferred revenue may have an adverse impact on our results of operations and liquidity.
Fluctuation of fair value change of short-term and long-term investments that we made may adversely affect our financial condition, results of operations, and prospects.
During 2018, 2019, 2020, and the three months ended March 31, 2021, our short-term investments primarily consisted of investments in financial instruments with variable interest rates and maturity dates within one year, and our long-term investments primarily consisted of investments in publicly traded companies and privately-held companies. The methodologies that we use to assess the fair value of the short-term and long-term investments involve a significant degree of management judgment and are inherently uncertain. In addition, we are exposed to credit risks in relation to our short-term and long-term investments, which may adversely affect the net changes in their fair value. We cannot assure you that market conditions will create fair value gains on our short-term and long-term investments or we will not incur any fair value losses on our short-term and long-term investments in the future. If we incur such fair value losses, our financial condition, results of operations, and prospects may be adversely affected.
We are or may be subject to risks associated with strategic alliances or acquisitions.
We have entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by third parties, and increases in expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these third parties suffers negative publicity or harm to their reputation from events relating to their businesses, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.
In addition, if appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing business. In addition to possible shareholder approval, we may have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increasing delay and costs, and may derail our business strategy if we fail to do so. Moreover, the costs of identifying and consummating acquisitions may be significant. Furthermore, past and future acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amount of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets, and exposure to potential unknown liabilities of the acquired business. As of December 31, 2018, 2019, and 2020 and March 31, 2021, we had net intangible assets of RMB671.4 million, RMB673.9 million, RMB683.3 million (US$104.3 million), and RMB684.6 million (US$104.5 million), respectively, which primarily consist of the automotive manufacturing permission, software, and patents. We test finite-lived intangible assets for impairment if impairment indicators arise. The indefinite-lived intangible assets are tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Although we recorded no impairment of intangible assets for the years ended December 31, 2018, 2019, and 2020 and for the three months ended March 31, 2021, any significant impairment loss charged against our intangible assets could materially and adversely affect our business, financial condition, and results of operations.
Furthermore, any acquired business may be involved in legal proceedings originating from historical periods prior to the acquisition, and we may not be fully indemnified, or at all, for any damage to us resulting from such legal proceedings, which could materially and adversely affect our financial position and results of operations.
If we update our manufacturing equipment more quickly than expected, we may have to shorten the useful lives of any equipment to be retired as a result of any such update, and the resulting acceleration in our depreciation could negatively affect our financial results.
We have invested and expect to continue to invest significantly in what we believe is modern tooling, machinery, and other manufacturing equipment for the product lines where Li ONE is manufactured, and we depreciate the cost of such equipment over their expected useful lives. However, manufacturing technology may evolve rapidly, and we may decide to update our manufacturing process with advanced equipment more quickly than expected. Moreover, as our engineering and manufacturing expertise and efficiency increase, we may be able to manufacture our products using less of our installed equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and to the extent we own such equipment, our results of operations could be negatively impacted. We are planning on the reconfiguration of our Changzhou factory for our new model pipeline, especially the full-size premium SUV based on the X platform to be launched in 2022. The investment for the expansion and reconfiguration of our Changzhou factory is estimated to be approximately RMB1.6 billion, over 65% will be used for the purchase of production facilities and the remaining will be used for construction of manufacturing plants. Our increased investment in the manufacturing plants will result in an increase in depreciation cost upon expansion of our Changzhou factory, which could adversely affect our financial condition and results of operations.
Certain of our directors have been named as defendants in several shareholder class action lawsuits.
Several putative shareholder class action lawsuits have been filed against certain of our directors. We are currently unable to estimate the potential loss, if any, associated with the resolution of such lawsuits, if they proceed. We anticipate that we or certain of our directors or officers may be a target for lawsuits in the future, including putative class action lawsuits brought by our shareholders and lawsuits against our directors and officers as a result of their position in other public companies. We cannot assure you that our directors or officers and we will be able to prevail in their defense or reverse any unfavorable judgment on appeal, and our directors or officers and we may decide to settle lawsuits on unfavorable terms. Any adverse outcome of these cases, including any plaintiffs’ appeal of the judgment in these cases, could result in payments of substantial monetary damages or fines, or changes to our business practices, and thus materially and adversely affect our business, financial condition, results of operation, cash flows, and reputation. In addition, we cannot assure you that our insurance carriers will cover all or part of the defense costs, or any liabilities that may arise from these matters. The litigation process may utilize a significant portion of our cash resources and divert management’s attention from the day-to-day operations of our company, all of which could harm our business. We also may be subject to claims for indemnification related to these matters, and we cannot predict the impact that indemnification claims may have on our business or financial performance.
Risks Relating to Our Corporate Structure
If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.
Current PRC laws and regulations place certain restrictions on foreign ownership of certain areas of businesses. For example, pursuant to the 2020 Negative List, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (excluding e-commerce, domestic multiparty communications, store-and-forward and call centers). In addition, foreign investors are prohibited from investing in companies engaged in internet culture businesses (except for music) and radio and television program production businesses.
We are a Cayman Islands company and our PRC subsidiaries are considered foreign-invested enterprises, or FIEs. Therefore, neither we nor our FIEs are currently eligible to apply for the required licenses for providing internet information services or other value-added telecommunication services or conduct other businesses that foreign-owned companies are prohibited or restricted from conducting in China. To comply with applicable PRC laws and regulations, we conduct certain operations in China by entering into a series of contractual arrangements with our VIEs in China and its respective shareholders. In particular, Beijing CHJ holds a Surveying and Mapping Qualification Certificate. Beijing CLX, a wholly-owned subsidiary of Beijing CHJ, currently holds a Value-Added Telecommunication Business Operating License for Internet Information Service, or the ICP License, a Value-Added Telecommunication Business Operating License for Information Service (excluding internet information service), an Internet Culture Business Permit, and an Operating License for the Production and Dissemination of Radio and Television Programs. In addition, we manufacture our vehicles through Chongqing Lixiang, which is qualified to manufacture ICE vehicles and NEVs. Each of Beijing CHJ and one of our PRC subsidiaries holds 50% of the equity interest of Chongqing Lixiang. For a detailed description of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we maintained these contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company with no equity ownership in our VIEs.
In the opinion of Han Kun Law Offices, our PRC legal counsel, (i) the ownership structures of our WFOE, Wheels Technology, and our VIEs in China are not in violation of any explicit provisions of PRC laws and regulations currently in effect; and (ii) each of the contracts among the WFOE, our VIEs, and their respective registered shareholders governed by PRC laws is valid and binding. However, we have been advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules, and there can be no assurance that the PRC regulatory authorities will take a view that is consistent with the opinion of our PRC legal counsel.
Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, the business, financial condition, and results of operations of our VIEs and our company as a group. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. In particular, the National People’s Congress approved the Foreign Investment Law, or the 2019 PRC Foreign Investment Law on March 15, 2019, which came into effect on January 1, 2020. In addition, the PRC State Council approved the Implementation Rules of Foreign Investment Law on December 26, 2019, which came into effect on January 1, 2020. There are uncertainties as to how the 2019 PRC Foreign Investment Law and its Implementation Rules would be further interpreted and implemented, if it would represent a major change to the laws and regulations relating to the VIE structures. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted 2019 PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance, and operations” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
If the ownership structure, contractual arrangements, and businesses of our PRC subsidiaries or our VIEs are found to be in violation of any existing or future PRC laws or regulations, or our PRC subsidiaries or our VIEs fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:
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revoking the business licenses or operating licenses of such entities;

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shutting down our servers or blocking our website or our mobile application, or discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiaries and VIEs;

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imposing fines, confiscating the income from our PRC subsidiaries or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIEs and deregistering the equity pledge of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs; or

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restricting or prohibiting our use of proceeds of offshore offerings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of our VIEs that most significantly impact their economic performance, or our failure to receive the economic benefits from our VIEs, we may not be able to consolidate the entities in our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.
We have relied and expect to continue to rely on contractual arrangements with our VIEs and their respective shareholders to conduct a portion of our operations in China. For a description of these contractual arrangements, see “C Item 4. Information on the Company — C. Organizational Structure” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference. The respective shareholders of our VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to control our VIEs to excise rights of shareholders to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the contractual arrangements, we would rely on legal remedies under PRC laws for breach of contract in the event that our VIEs and their respective shareholders did not perform their obligations under the contracts. These legal remedies may not be as effective as direct ownership in providing us with control over our VIEs.
If our VIEs or their respective shareholders fail to perform their obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements, and rely on legal remedies under PRC laws, including contractual remedies, which may not be sufficient or effective. All of the agreements under our contractual arrangements are governed by and interpreted in accordance with PRC laws, and disputes arising from these contractual arrangements will be resolved through arbitration in China. However, the legal framework and system in China, in particularly those relating to arbitration proceedings, are not as developed as in some other jurisdictions, such as Hong Kong or the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in the PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or face other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected. See “— Risks Relating to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.
Pursuant to the equity interest pledge agreements between Beijing CHJ and Xindian Information, our VIEs, their respective shareholders, and Wheels Technology, our wholly-owned PRC subsidiary, each shareholder of Beijing CHJ and Xindian Information agrees to pledge its equity interests in the relevant VIE to our subsidiary to secure Beijing CHJ and Xindian Information’s performance of the relevant VIE’s obligations under the relevant contractual arrangements. The equity interest pledge of shareholders of Beijing CHJ and Xindian Information has been registered with the local branch of the SAMR. The equity interest pledge agreements with our VIEs’ shareholders provide that the pledged equity interest shall constitute continuing security for any and all of the indebtedness, obligations and liabilities under the relevant agreements and the scope of pledge shall not be limited by the amount of the registered capital of that VIE. However, a PRC court may take the position that the amount listed on the equity pledge registration forms represents the full amount of the collateral that has been registered and perfected. If this is the case, the obligations that are supposed to be secured in the equity interest pledge agreements in excess of the amount listed on the equity pledge registration forms could be determined by the PRC court as unsecured debt, which typically takes last priority among creditors.

If we exercise the option to acquire equity ownership of our VIE, the ownership transfer may subject us to certain limitations and substantial costs.
Pursuant to the Provisions on Administration of Foreign-Invested Telecommunications Enterprises, the ultimate foreign equity ownership in a value-added telecommunications services provider cannot exceed 50%. In addition, the main foreign investor who invests in a value-added telecommunications business in China must possess prior experience in operating value-added telecommunications businesses and a proven track record of business operations in such industry, or the Qualification Requirements. Currently, none of the applicable PRC laws, regulations, or rules provides clear guidance or interpretation on the Qualification Requirements. Although we have taken many measures to meet the Qualification Requirements, we still face the risk of not satisfying the requirements promptly. If the PRC laws were revised to allow foreign investors to hold more than 50% of the equity interests of value- added telecommunications enterprises, we might be unable to unwind the Contractual Arrangements before we are able to comply with the Qualification Requirements, or if we attempt to unwind the Contractual Arrangements before we are able to comply with the Qualification Requirements, we may be ineligible to operate our value-added telecommunication enterprises and may be forced to suspend their operations, which could materially and adversely affect our business, financial condition, and results of operations.
Pursuant to the Contractual Arrangements, Wheels Technology or its designated person has the exclusive right to purchase all or part of the equity interests in our consolidated VIEs at the lower of the amount of their respective paid-in capital in the consolidated VIE and the lowest price permitted under applicable PRC laws. Subject to relevant laws and regulations, the shareholders of our consolidated VIEs shall return any amount of purchase price they have received to Wheels Technology. If such a transfer takes place, the relevant tax authority may ask Wheels Technology to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.
The registered shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
The registered shareholders of Beijing CHJ and Xindian Information, our VIEs, may have potential conflicts of interest with us. These shareholders may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control our VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.
Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in our VIEs to a PRC entity or individual designated by us, to the extent permitted by PRC law. For individual shareholders who are also our directors, we rely on them to abide by the laws of the Cayman Islands and China, which provide that directors owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gains. There is currently no specific and clear guidance under PRC laws that addresses any conflict between PRC laws and laws of Cayman Islands in respect of any conflict relating to corporate governance. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our VIEs, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.
The shareholders of our VIEs may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the relevant VIEs and the validity or enforceability of our contractual arrangements with the relevant entity and its shareholders. For example, in the event that any of the shareholders of our VIEs divorces his or her spouse, the spouse may claim that the equity interest of the relevant VIE held by such shareholder is part of their community property and should be divided between such shareholder and his or her spouse. If such claim is supported by the court, the relevant equity interest may be obtained by the shareholder’s spouse or another third party who is not subject to obligations under our contractual arrangements, which could result in a loss of the effective control over the relevant VIE by us. Similarly, if any of the equity interests of our VIEs is inherited by a third party with whom the current contractual arrangements are not binding, we could lose our control over the relevant VIE or have to maintain such control by incurring unpredictable costs, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.
Our contractual arrangements with our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.
Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing Wheels Technology’s tax expenses. In addition, if Wheels Technology requests the shareholders of our VIEs to transfer their equity interest in our VIEs at nominal or no value pursuant to the contractual agreements, such transfer could be viewed as a gift and subject Wheels Technology to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if any of our VIEs’ tax liabilities increase or they are required to pay late payment fees and other penalties.
We may lose the ability to use and benefit from assets held by our VIEs that are material to the operation of our business if either of our VIEs goes bankrupt or becomes subject to dissolution or liquidation proceeding.
As part of our contractual arrangements with our VIEs, these entities may in the future hold certain assets that are material to the operation of our business. If either of our VIEs goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, our VIEs may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If either of our VIEs undergoes voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.
Risks Relating to Doing Business in China
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.
We expect that substantially all of our revenues will be derived in China and substantially all of our operations, including all of our manufacturing, are conducted in China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. The PRC government also exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. While the PRC economy has experienced significant growth over the past decades, that growth has been uneven across different regions and between economic sectors and may not continue, as evidenced by the slowing of the growth of the Chinese economy since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. For example, COVID-19 had a severe and negative impact on the Chinese economy in the first quarter of 2020. Whether this will lead to a prolonged downturn in the Chinese economy is still unknown. Any prolonged economic downturn could adversely affect our business and operating results, leading to reduction in demand for our services and solutions and adversely affect our competitive position.
China’s M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
A number of PRC laws and regulations have established procedures and requirements that could make merger and acquisition activities in China by foreign investors more time consuming and complex. In addition to the Anti-monopoly Law itself, these include the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Rules, promulgated in 2011. These laws and regulations impose requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Anti- Monopoly Law requires that the anti-monopoly enforcement agency be notified in advance of any concentration of undertaking if certain thresholds are triggered. On February 7, 2021, the Anti- Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities is subject to anti-monopoly review. Moreover, the Security Review Rules specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and prohibit any attempt to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the NDRC and the Ministry of Commerce jointly issued the Measures for the Security Review for Foreign Investment, which took effect on January 18, 2021. These measures set forth the provisions concerning the security review mechanism on foreign investment, including, among others, the types of investments subject to review, and the review scopes and procedures. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from the Ministry of Commerce and other PRC government authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.
The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.
The M&A Rules requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
Our PRC legal counsel has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of our Class A ordinary shares because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation, (ii) our wholly-owned PRC subsidiaries were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, and (iii) no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to its regulation. However, we cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our PRC legal counsel. If it is determined that the CSRC approval is required for any of our offshore offerings, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory authorities. Recently, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As such, we have not submitted any application to the CSRC or other PRC government authorities for the approval of listing and trading of our Class A ordinary shares. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.
Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. According to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, our auditor is currently not inspected by the PCAOB.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.
The SEC may propose additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.
The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.
The PCAOB’s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares or ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in China or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in China of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.
Risks Relating to Our Class A Ordinary Shares and ADSs
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.
Pursuant to our fourth memorandum and articles of association, our authorized and issued ordinary shares consist of Class A ordinary shares and Class B ordinary shares (with certain shares remaining undesignated, with power for our directors to designate and issue such classes of shares as they think fit). In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares and Class B ordinary shares vote together as a single class except as may otherwise be required by law, and holders of Class A ordinary shares will be entitled to one vote per share while holders of Class B ordinary shares will be entitled to ten votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (i) any direct or indirect sale, transfer, assignment, or disposition of Class B ordinary shares by a holder thereof to any person or entity that is not an affiliate of Mr. Xiang Li, or (ii) the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person that is not an affiliate of Mr. Xiang Li, such Class B ordinary shares are automatically and immediately converted into an equal number of Class A ordinary shares.
As of the date of this prospectus, Mr. Xiang Li, our chairman and chief executive officer, beneficially owned 464,369,480 Class B ordinary shares (including 108,557,400 Class B ordinary shares subject to certain restrictions, all of which will be converted into Class A ordinary shares with one vote per share upon the Listing), representing 70.5% of the aggregate voting power of our total issued and outstanding ordinary shares assuming none of the performance-based conditions are met and no award premium is fully paid in respect of the 108,557,440 Class B ordinary shares subject to restrictions, due to the disparate voting powers associated with our dual-class voting structure. Mr. Li will continue to have considerable influence over matters requiring shareholder approval, such as electing directors and approving material mergers, acquisitions, or other business combination transactions. This concentration of ownership may discourage, delay, or prevent a change of control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares or ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class A ordinary shares or ADSs may view as beneficial.
Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence.
Certain principal shareholders of our company have certain special rights with respect to our key corporate matters, in addition to voting power based on beneficial ownership in our company. Pursuant to our fourth amended and restated memorandum and articles of association, Amp Lee Ltd., an entity beneficially owned by Mr. Xiang Li, our chairman and chief executive officer, is entitled to appoint, remove, and replace at least one director, subject to certain conditions. Pursuant to an investor rights agreement dated July 9, 2020 with Inspired Elite Investments Limited, our shareholder and a wholly owned subsidiary of Meituan. Inspired Elite Investments Limited and certain related entities are entitled to a series of special rights, including the right to appoint, remove, and replace one director as well as to appoint the chairman of the board of directors, certain consent rights, and right of first refusal on change of control. These special rights enable these principal shareholders to have substantial influence over our key corporate matters and could discourage others from pursuing any change of control transaction that holders of our Class A ordinary shares or ADSs may view as beneficial. We will put forth a resolution at the first general shareholders meeting after the Listing to remove from our memorandum and articles of association the aforementioned special right of Amp Lee Ltd. and will, prior to the Listing, irrevocably undertake to the Hong Kong Stock Exchange to treat such special rights as terminated upon the Listing and before the existing memorandum and articles of associations are formally amended. The special rights, except the right of first refusal on change of control, of Inspired Elite Investments Limited and certain related entities will be automatically terminated upon the Listing.
Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares or ADSs for return on your investment.
We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares or ADSs as a source for any future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends. Our shareholders may also by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares or ADSs. There is no guarantee that our Class A ordinary shares or ADSs will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares or ADSs. You may not realize a return on your investment in our Class A ordinary shares or ADSs and you may even lose your entire investment in our Class A ordinary shares or ADSs.
Our fourth amended and restated memorandum and articles of association give us power to take certain actions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares, including Class A ordinary shares represented by the ADSs, at a premium.
Our fourth amended and restated memorandum and articles of association give us power to take certain actions that could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, in the form of ADSs or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares or ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares or ADSs may be materially and adversely affected. However, our exercise of any such power that may limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions under the memorandum and articles of association after the Listing will be subject to our overriding obligations to comply with all applicable Hong Kong laws and regulations, the Hong Kong Listing Rules, and the Codes on Takeovers and Mergers and Share Buy-backs. We will, at the first general meeting to be convened in or before January 2022, propose to our shareholders certain amendments to our memorandum and articles of association, including removing the directors’ discretion to, for the purpose of variation of rights attached to any class of shares, treat all the classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration under article 19 of the memorandum and articles of association, the directors’ powers to authorize the division of Shares into any number of classes and to determine the relative rights and obligations as between the different classes and to issue such shares with preferred or other rights that may be greater than the rights of the Class A ordinary shares under article 9 of the existing memorandum and articles of association, as well as making the directors’ powers to issue preferred shares under article 9 to be subject to the memorandum and articles of association, compliance with the Listing Rules and the Takeovers Code and the conditions that (i) no new class of shares with voting rights superior to those of Class A ordinary shares will be created and (ii) any variations in the relative rights as between the different classes will not result in creating new class of shares with voting rights superior to those of Class A Ordinary Shares.
The conversion of the 2028 Notes or any convertible notes that we may issue in the future may dilute the ownership interest of the existing shareholders and existing ADS holders, including holders who had previously converted their notes.
We issued US$862.5 million 0.25% convertible senior notes due 2028 in April 2021, which may be converted, at an initial conversion rate of 35.2818 ADSs per US$1,000 principal amount of notes (which represents an initial conversion price of US$28.34 per ADS) at each holder’s option at any time on or after

November 1, 2027, until the close of business on the second scheduled trading day immediately preceding the maturity date of May 1, 2028, or at the option of the holders upon satisfaction of certain conditions and during certain periods prior to the close of business on the business day immediately preceding November 1, 2027. As the conversion of the 2028 Notes may take place anytime during such periods if the relevant conditions are fulfilled, the conversion of the 2028 Notes and any convertible notes that we may issue in the future will dilute the ownership interests of existing shareholders and existing ADS holders. Any sales in the public market of the ADSs issuable upon such conversion may increase the opportunities to create short positions with respect to the ADSs, which could adversely affect prevailing trading prices of our ADSs. In addition, the existence of such convertible notes may encourage short selling by market participants because the conversion of such notes could depress the price of our ADSs. The price of our ADSs could be affected by possible sales of our ADSs by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity, which we expect to occur involving our ADSs.
We may not have the ability to raise the funds necessary to settle conversion of the notes in cash, to repurchase the notes upon a fundamental change, to repurchase notes on May 1, 2024 and May 1, 2026, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.
Holders of the 2028 Notes have the right to require us to repurchase their notes on May 1, 2024 and May 1, 2026 or upon the occurrence of a fundamental change (as defined in the indenture), in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor or to settle the notes being converted. Our failure to repurchase the notes at a time when the repurchase is required by the indenture governing the notes or to pay any cash payable on future conversions of the notes as required by the indenture governing the notes would constitute a default under the indenture. A default under the indenture or a fundamental change itself could also lead to a default under agreements governing any of our future indebtedness outstanding at the time. If the repayment of any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares or ADSs.
Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding relevant issuers and their business prospects in order to create negative market momentum and generate profits for themselves after selling securities short.
Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholders’ equity, and any investment in our Class A ordinary shares or ADSs could be greatly reduced or rendered worthless.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).
The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$500,000 divided into 5,000,000,000 shares comprising of (i) 4,000,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.0001 each, and 500,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourth amended and restated memorandum and articles of association.
The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
Objects of Our Company.   Under our fourth amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Register of Members.   Under Cayman Islands law, we must keep a register of members and there should be entered therein:
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the names and addresses of our members, together with a statement of the shares held by each member (including the amount paid, or agreed to be considered as paid, on the shares of each member, confirmation of the number and category of shares held by each member, and confirmation of whether each relevant category of shares held by each member carries voting rights under our articles of association, and if so, whether such voting rights are conditional);

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been so updated, the shareholders recorded in our register of members will be deemed to have legal title to the shares set against their names.
If the name of any person is, without sufficient cause, entered in or omitted from our register of members, or if default is made or unnecessary delay takes place in entering on our register the fact of any person having ceased to be a member, the person or member aggrieved or any member or our company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (a) any direct or indirect sale, transfer, assignment, or disposition of such number of Class B ordinary shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B ordinary shares through voting proxy or otherwise to any person that is not an Affiliate of the Founder (as defined under the fourth amended and restated memorandum and articles of association) or (b) the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person that is not an Affiliate of the Founder, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.
Dividends.   Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by our directors. Our fourth amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to ten votes per share on all matters subject to vote at our general meetings. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder holding not less than 10% of the votes attaching to the shares present in person or by proxy.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our fourth amended and restated memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our fourth amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by our directors (acting by a resolution of our board of directors). Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fourth amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our fourth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as Nasdaq Global Select Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they must, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Global Select Market be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders will be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares.   Whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of fifty percent of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment, or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Shares.   Our fourth amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors may determine, to the extent of available authorized but unissued shares.
Our fourth amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges, and any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find More Information about Us.”
Anti-Takeover Provisions.   Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fourth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Registered Office and Objects
Our registered office in the Cayman Islands is located at the offices of Maples Fund Services (Cayman) Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.
Board of Directors
Our board of directors currently consists of six directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that (i) such director, if his or her interest in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for him or her to do so, either specifically or by way of a general notice and (ii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property, and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any debt, liability, or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.
We have a compensation committee that assists the board in reviewing and approving the compensation structure and form of compensation of our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedure, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, our company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fourth amended and restated memorandum and articles of association provide that we shall indemnify our directors and officers, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our fourth amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fourth amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fourth amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our fourth amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fourth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders (other than a Founder Entity Appointed Director (as defined in the fourth amended and restated articles of association)). A director will hold office until the expiration of his or her term or his or her successor has been elected and qualified, or until his or her office is otherwise vacated. In addition, a director will cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind.; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our fourth amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of fifty percent of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment, or issue of further shares ranking pari passu with such existing class of shares.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our fourth amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our fourth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fourth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Shares
On April 28, 2017, we issued (i) 1 ordinary share to Vistra (Cayman) Limited, which was immediately transferred to Amp Lee Ltd., (ii) 898,999 ordinary shares to Amp Lee Ltd., (iii) 54,000 ordinary shares to Da Gate Limited, and (iv) 47,000 ordinary shares to Sea Wave Overseas Limited.
On April 4, 2019, we effected a 100-for-1 share split whereby each of our then issued and outstanding ordinary shares was divided into 100 ordinary shares, par value of US$0.0001 each, and issued a total of 380,496,562 ordinary shares to C&J International Limited, Amp Lee Ltd., Da Gate Limited, Sea Wave Overseas Limited, Rainbow Six Limited, Angel Like Limited, Fresh Drive Limited, Light Room Limited, Wisdom Haoxin Limited, Hybrid Innovation Limited and Striver Holdings Limited at par value of US$0.0001 each.
On June 14, 2019, we repurchased and cancelled all ordinary shares, and issued 60,000,000 Class A ordinary shares to C&J International Limited, 15,000,000 Class A ordinary shares to Da Gate Limited and 240,000,000 Class B ordinary shares to Amp Lee Ltd at par value of US$0.0001 each.
On July 2, 2019, we repurchased and cancelled the 60,000,000 Class A ordinary shares issued to C&J International Limited.
Historically, Beijing CHJ issued certain equity interests. See Note 1 and 22 to our consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
In August 2020, we issued and sold a total of 218,500,000 Class A ordinary shares represented by ADSs at a public offering price of US$11.50 per ADS, including the underwriters’ full exercise of their option to purchase additional ADSs. On August 3, 2020, concurrently with the completion of our initial public offering, we issued and sold (i) 52,173,913 Class A ordinary shares to Inspired Elite Investments Limited for a consideration of US$300.0 million, (ii) 5,217,391 Class A ordinary shares to Bytedance (HK) Limited for a consideration of US$30.0 million, (iii) 5,217,391 Class A ordinary shares to Zijin Global Inc. for a consideration of US$30.0 million, and (iv) 3,478,260 Class A ordinary shares to Kevin Sunny Holding Limited for a consideration of US$20.0 million.
Preferred Shares
On June 14, 2019, we issued (i) an aggregate of 35,000,000 Series Pre-A preferred shares to Amp Lee Ltd., Sea Wave Overseas Limited, Rainbow Six Limited and Fresh Drive Limited, (ii) an aggregate of 8,295,455 Series A-1 preferred shares to Sea Wave Overseas Limited, Rainbow Six Limited and Angel Like Limited, (iii) an aggregate of 13,944,872 Series A-2 preferred shares to Angel Like Limited and Striver Holdings Ltd., (iv) an aggregate of 22,607,595 Series A-3 preferred shares to Amp Lee Ltd., Rainbow Six Limited, Light Room Limited and Wisdom Haoxin Limited, (v) an aggregate of 24,415,264 Series B-1 preferred shares to Amp Lee Ltd, Sea Wave Overseas Limited, Rainbow Six Limited and Wisdom Haoxin Limited, (vi) an aggregate of 20,969,173 Series B-2 preferred shares to Amp Lee Ltd., Rainbow Six Limited and Hybrid Innovation Limited, and (vii) an aggregate of 40,264,203 Series B-3 preferred shares to Amp Lee Ltd., Rainbow Six Limited, Angel Like Limited and Striver Holdings Ltd.
On July 2, 2019, we issued (i) an aggregate of 15,000,000 Series Pre-A preferred shares to RUNNING GOAL LIMITED, Future Capital Discovery Fund I, L.P. and Future Capital Discovery Fund II, L.P., (ii) an aggregate of 68,022,728 Series A-1 preferred shares to ZHEJIANG LEO (HONGKONG) LIMITED, Rainbow Six Limited and ROYDSWELL NOBLE LIMITED, (iii) an aggregate of 10,564,297 Series A-3 preferred shares to ZHEJIANG LEO (HONGKONG) LIMITED, (iv) an aggregate of 24,796,752 Series B-1 preferred shares to Tembusu Limited, GZ Limited, EAST JUMP MANAGEMENT LIMITED and Future Capital Discovery Fund II, L.P., (v) an aggregate of 9,405,576 Series B-2 preferred shares to GZ Limited, Future Capital Discovery Fund II, L.P. and Cango Inc., (vi) an aggregate of 26,000,877 Series B-3 preferred shares upon the conversion of convertible promissory notes to Future Capital Discovery

Fund I, L.P. and Future Capital Discovery Fund II, L.P., Cango Inc., BRV Aster Fund II, L.P., BRV Aster Opportunity Fund I, L.P. and Unicorn Partners II Investments Limited, and (vii) an aggregate of 217,394,164 Series C preferred shares for aggregate consideration of US$462,809,299.0 to Amp Lee Ltd., Zijin Global Inc., West Mountain Pond Limited, Lais Science and Technology Ltd., Raffles Fund SPC — GX Alternative SP, Bytedance (HK) Limited, Rainbow Six Limited, Angel Like Limited, Striver Holdings Ltd., Cango Inc., BRV Aster Fund II, L.P., Future Capital Discovery Fund I, L.P. and Unicorn Partners II Investments Limited.
On August 29, 2019, we issued (i) an aggregate of 53,090,909 Series A-1 preferred shares upon exercise of warrants held by Ningbo Meihuamingshi Investment Partnership (Limited Partnership), or Ningbo Meihuamingshi, Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership), or Shanghai Huashenglingfei, Jiaxing Zizhiyihao Equity Investment Partnership (Limited Partnership), or Jiaxing Zizhiyihao, and Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership), or Xiamen Yuanjia, (ii) an aggregate of 112,826,690 Series A-2 preferred shares upon exercise of warrants held by Tianjin Lanchixinhe Investment Centre (Limited Partnership), or Tianjin Lanchixinhe, Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership), or Shanghai Jingheng, Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership), or Ningbo Meishan Ximao, Shanghai Huashenglingfei, Ningbo Meishan Bonded Port Area Zhongka Investment Management Partnership (Limited Partnership), or Ningbo Meishan Zhongka, and Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership), or Hangzhou Shangyijiacheng, (iii) an aggregate of 32,326,748 Series A-3 preferred shares upon exercise of warrants held by Tianjin Lanchixinhe, Shanghai Jingheng, Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership), or Ningbo Meishan Hongzhan, Jiaxing Zizhiyihao, Xiamen Yuanjia, Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership), or Shenzhen Jiayuanqihang and Ningbo Meishan Zhongka, (iv) an aggregate of 65,997,510 Series B-1 preferred shares upon exercise of warrants held by Jiaxing Fanhe Investment Partnership (Limited Partnership), or Jiaxing Fanhe, Tianjin Lanchixinhe, Ningbo Meishan Bonded Port Area Shanxingshiji Equity Investment Partnership (Limited Partnership), or Ningbo Meishan Shanxingshiji, Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership), or Humei Meihuashengshi, Xiamen Xinweidachuang Investment Partnership (Limited Partnership), or Xiamen Xinweidachuang, Hangzhou Yixing Investment Partnership (Limited Partnership), or Hangzhou Yixing, Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership), or Beijing Qingmiaozhuang, Jiaxing Zizhiyihao, Xiamen Yuanjia, China TH Capital Limited, (v) an aggregate of 4,238,338 Series B-2 preferred shares upon exercise of warrants held by Ningbo Meishan Shanxingshiji and Ningbo Meishan Hongzhan, (vi) an aggregate of 32,493,920 Series B-3 preferred shares upon exercise of warrants held by Xiamen Xinweidachuang, Jiaxing Zizhiyihao, Qingdao Cheying Investment Partnership (Limited Partnership), or Qingdao Cheying, and Ningbo Tianshi Renhe Equity Investment Partnership, L.P., or Ningbo Tianshi Renhe, and (vii) an aggregate of 22,170,330 Series C preferred shares upon exercise of warrants held by Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership), or Chemei Shanghai, Xingrui Capital Inc., and Xiamen Xinweidachuang.
On September 3, 2019, we issued (i) an aggregate of 21,191,686 Series B-2 preferred shares upon exercise of warrants held by Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership), or Beijing Shouxin Jinyuan, (ii) an aggregate of 21,191,686 Series B-3 preferred shares upon exercise of warrants held by Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership), or Jilin Shougang Zhenxing, and Chengdu Shougang Silu Equity Investment Fund Limited, or Chengdu Shougang Silu, and (iii) an aggregate of 4,608,366 Series C preferred shares upon exercise of warrants held by Jilin Shougang Zhenxing.
On January 3, 2020, we issued (i) an aggregate of 1,958,556 Series C preferred shares upon exercise of the warrant held by Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership), or Xiamen Haisi, and (ii) an aggregate of 2,150,571 Series C preferred shares to Lighthouse KW Corp., or Lighthouse.
On January 23, 2020, we issued an aggregate of 18,916,548 Series C preferred shares to Amp Lee Ltd., Rainbow Six Limited, Angel Like Limited, Striver Holdings Ltd., Future Capital Discovery Fund II, L.P., Future Capital Discovery Fund I, L.P., Cango Inc., BRV Aster Fund II, L.P., BRV Aster Opportunity Fund I, L.P., Unicorn Partners II Investments Limited, Jiaxing Zizhiyihao, Xiamen Xinweidachuang,

Qingdao Cheying, Ningbo Tianshi Renhe, Jilin Shougang Zhenxing, Chengdu Shougang Silu, upon their exercise of their anti-dilution rights.
On January 23, 2020, we issued 3,051,908 Series B-1 preferred shares to Xiamen Xinweidachuang upon exercise of warrants held by Xiamen Xinweidachuang.
Historically, Beijing CHJ issued certain preferred equity interests. Starting from July 2019, we underwent a reorganization and issued Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 preferred shares to equity interest holders of Beijing CHJ in exchange for respective preferred equity interests that they held in Beijing CHJ immediately before the reorganization. See Note 1 and 22 to our consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
On July 1, 2020, we issued (i) 212,816,737 Series D preferred shares to Inspired Elite Investments Limited for a consideration of US$500,000,000, (ii) 7,576,722 Series D preferred shares to Kevin Sunny Holding Limited for a consideration of US$20,000,000, and (iii) 11,365,082 Series D preferred shares to Amp Lee Ltd. for a consideration of US$30,000,000.
Immediately prior to the completion of our initial public offering, all preferred shares that were issued and outstanding at the time were converted into our Class A ordinary shares on a one-for-one basis.
Convertible Promissory Notes
In January and March 2019, we issued convertible promissory notes with the aggregated principal amount of US$25.0 million with simple interest of 8% per annum to Future Capital Discovery Fund I, L.P., Future Capital Discovery Fund II, L.P., Unicorn Partners II Investments Limited, BRV Aster Opportunity Fund I, L.P., and BRV Aster Fund II, L.P. Pursuant to the convertible promissory notes agreements, the entire convertible promissory notes shall be converted into 11,873,086 shares of Series B-3 preferred shares upon the closing of our reorganization starting from July 2019. On July 2, 2019, in conjunction with the reorganization, all convertible promissory notes were converted into Series B-3 preferred shares.
Options and Warrants
On July 2, 2019, we issued warrants for an aggregate consideration of US$34,335.75 to Xiamen Yuanjia, Shanghai Huashenglingfei, Jiaxing Zizhiyihao, Ningbo Meihuamingshi, Hangzhou Shangyijiacheng, Tianjin Lanchixinhe, Shanghai Jingheng, Ningbo Meishan Zhongka, Ningbo Meishan Ximao, Ningbo Meishan Hongzhan, Shenzhen Jiayuanqihang, Jiaxing Fanhe, Xiamen Xinweidachuang, Ningbo Meishan Shanxingshiji, Hangzhou Yixing, Beijing Qingmiaozhuang, Hubei Meihuashengshi, Beijing Shouxin Jinyuan, Chengdu Shougang Silu, Jilin Shougang Zhenxing, Ningbo Meishan Bonded Port Area Taiyi Partnership, L.P., or Taiyi, Ningbo Tianshi Renhe and Qingdao Cheying to purchase an aggregate of 53,090,909 Series A-1 preferred shares, 112,826,690 Series A-2 preferred shares, 32,326,748 Series A-3 preferred shares, 65,997,510 Series B-1 preferred shares, 25,430,024 Series B-2 preferred shares and 53,685,606 Series B-3 preferred shares. As of the date of this prospectus, all of these warrants have been exercised in full.
On July 2, 2019, we issued warrants for an aggregate consideration of US$ 67,164,645 to Changsha Xiangjiang Longzhu Equity Fund Partnership, L.P., or Changsha Longzhu, Xiamen Xinweidachuang, Jilin Shougang Zhenxing, Jiaxing Yingyuan Equity Investment Partnership, L.P., or Jiaxing Yingyuan, Beijing Xingrui Future Technology Development Co. Limited, or Beijing Xingrui, and Xiamen Haisi to purchase an aggregate of 32,577,557 Series C preferred shares.
On January 3, 2020, we cancelled the warrant to purchase 3,840,305 Series C preferred shares surrendered to us by Jiaxing Yingyuan. On the same day, we cancelled the 3,051,908 Series B-1 preferred shares surrendered to us by Tembusu Limited and issued a warrant to purchase an aggregate of 3,051,908 Series B-1 preferred shares to Xiamen Xinweidachuang. All of the warrants we issued have been exercised in full or cancelled as of the date of this prospectus.
Issuance of warrants to purchase Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 preferred shares are just transitional arrangements as part of the reorganization in July 2019.

We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers — Share Incentive Plans.” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
Shareholders Agreements
We entered into an amended and restated shareholders agreement on July 1, 2020 with our shareholders, which consist of holders of ordinary shares and preferred shares. The amended and restated shareholders agreement provides for certain shareholders’ rights, including preemptive rights, participation rights, rights of first refusal and co-sale rights, information and inspection rights, drag along rights, redemption rights, liquidation rights and anti-dilution co-investment preferences and contains provisions governing our board of directors and other corporate governance matters. The special rights, as well as the corporate governance provisions, automatically terminated upon the completion of our initial public offering.
Registration Rights
We have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the shareholders agreement.
Demand Registration Rights.   At any time after the earlier of (i) June 30, 2023 or (ii) the expiry of one hundred eighty (180) days following August 3, 2020, holders of at least twenty-five percent (25%) of the voting power of the then outstanding registrable securities held by all such holders may request in writing that we effect a registration of at least twenty-five percent (25%) of the registrable securities.
We have a right to defer filing of a registration statement for the period during which such filing would be materially detrimental to us or our members on the condition that we furnish to the holders requesting registration a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed in the near future. However, we cannot exercise the deferral right more than once during any six (6)-month period and cannot register any other securities during such period. We are obligated to effect no more than two (2) demand registrations that have been declared effective. Further, if the registrable securities are offered by means of an underwritten offering and the managing underwriter advises us that marketing factors require a limitation of the number of securities to be underwritten, the underwriters may exclude up to seventy percent (70%) of the registrable securities requested to be registered but only after first excluding all other equity securities from the registration and underwritten offering and on the condition that the number of shares to be included in the registration on behalf of the non-excluded holders is allocated among all holders in proportion to the respective amounts of registrable securities requested by such holders to be included.
Registration on Form F-3 or Form S-3.   Holders of at least twenty-five percent (25%) of the voting power of the then outstanding registrable securities held by all holders may request us to effect a registration on Form F-3 or Form S-3 if we qualify for registration on such forms. We have a right to defer filing of a registration statement for the period during which such filing would be materially detrimental to us or our members on the condition that we furnish to the holders requesting registration a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed in the near future. However, we cannot exercise the deferral right more than once during any six-month period and cannot register any other securities during such period. We are obligated to effect no more than two (2) demand registrations that have been declared effective within any twelve (12)-month period. Further, if the registrable securities are offered by means of an underwritten offering, and the managing underwriter advises us that marketing factors require a limitation of the number of securities to be underwritten, the underwriters may exclude up to seventy percent (70%) of the registrable securities requested to be registered but only after first excluding all other equity securities from the registration and underwritten offering and on the condition that the number of shares to be included in the registration on behalf of the non-excluded holders is allocated among all holders in proportion to the respective amounts of registrable securities requested by such holders to be included.

Piggyback Registration Rights.   If we propose to register for our own account any of our equity securities, or for the account of any holder, other than a holder of registerable securities, of such holder’s equity securities, in connection with the public offering of such equity securities, we shall offer holders of our registrable securities an opportunity to be included in such registration. If the offering involves an underwriting of our equity securities and the managing underwriter advises us that marketing factors require a limitation of the number of securities to be underwritten, the underwriters may exclude (i) all of the registrable securities requested to be registered in our initial public offering and (ii) up to seventy percent (70%) of the registrable securities requested to be registered in any other public offering, but in each case only after first excluding all other equity securities (except for securities sold for our account) from the registration and underwritten offering and on the condition that the number of shares to be included in the registration on behalf of the non-excluded holders is allocated among all holders in proportion to the respective amounts of registrable securities requested by such holders to be included.
Expenses of Registration.   We will bear all registration expenses, other than the underwriting discounts and selling commissions applicable to the sale of registrable securities, incurred in connection with registrations, filings or qualification pursuant to the shareholders agreement.
Termination of Obligations.   We have no obligation to effect any demand or Form F-3 or Form S-3 registration upon the earlier of (i) the fifth (5th) anniversary of August 3, 2020, the date of closing of our initial public offering, and (ii) with respect to any holder, the date on which such holder may sell without registration, all of such holder’ registrable securities under Rule 144 of the Securities Act in any ninety (90)-day period.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of two shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, New York 10005, United States. The principal executive office of the depositary is located at 60 Wall Street, New York, New York 10005, United States.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information about Us.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (ii) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
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Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities, or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
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Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (i) the depositary will distribute additional ADSs representing such ordinary shares or (ii) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges, and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges, and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.
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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges, and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
Except for ordinary shares deposited by us in connection with our initial public offering, no shares will be accepted for deposit during a period of 180 days after July 29, 2020. The 180-day lock up period is subject to adjustment under certain circumstances as described in the section entitled “Shares Eligible for Future Sales — Lock-up Agreements.”
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk, and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.
If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (i) such notice of meeting or solicitation of consents or proxies; (ii) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (iii) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (i) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (ii) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs, or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Global Select Market and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes, and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes, and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees, and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source, or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes, or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up, and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions, and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect, or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; 193

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders, and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

•
disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement including claims arising under the Exchange Act or the Securities Act and that the depositary will have the right to refer any claim or dispute arising from the relationships created by the deposit agreement (including those with purchasers of ADSs in a secondary market transaction) to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement govern such dispute or difference and do not, in any event, preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADSs (whether acquired as a result of participation in this offering or as result of a secondary market transaction)) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. No condition, stipulation or provision of the deposit agreement or ADSs shall relieve us or the depositary from our respective obligations to comply with the Securities Act and Exchange Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses, and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes, and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

•
for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided that such judgment (i) is final and conclusive, (ii) is not in the nature of taxes, a fine, or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis, and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.
However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or Class A ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions;

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or through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
•
a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices;

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or negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Li Auto Inc. and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
We have applied to list the Class A ordinary shares represented by the ADSs subject to this offering on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares offered in any offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS
The financial statements as of December 31, 2018, 2019 and 2020, and for each of the three years ended December 31, 2020 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2020 have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website http://ir.lixiang.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. hi other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on March 10, 2021 (File No. 001-39407);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on July 24, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on July 26, 2021 (File No. 001-39407), as amended; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Li Auto Inc.
11 Wenliang Street
Shunyi District, Beijing 101399
People’s Republic of China
+86 (10) 8742-7209
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.